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As filed with the Securities and Exchange Commission on April 4, 2012

Registration No. 333-[      ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ML MACADAMIA ORCHARDS, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	2421 (Primary Standard Industrial Classification Code Number)	99-0248088 (IRS Employer Identification No.)

26-238 Hawaii Belt Road
Hilo, Hawaii 96720
(808) 969-8057
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Dennis J. Simonis
26-238 Hawaii Belt Road
Hilo, Hawaii 96720
(808) 969-8057
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:
Terrence A. Everett
Carlsmith Ball LLP
444 South Flower Street, 9th Floor
Los Angeles, California 90071-2901
(213) 955-1200

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement is declared effective.

           If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered	Maximum offering price per Depositary Receipts(2)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee

Depositary Receipts representing Class A Units of Limited Partnership Interests	7,500,000	$2.70	$20,250,000	$2320.65

Subscription rights to purchase Depositary Receipts representing Class A Units of Limited Partnership Interests	7,500,000	0		(4)

(1)
This registration statement relates to (a) the non-transferable subscription rights to Depositary Receipts representing Class A Units of limited partner interests, and (b) the Depositary Receipts representing Class A Depositary Receipts deliverable upon the exercise of the subscription rights.

(2)
Estimated solely for the purpose of calculating the registration fee.

(3)
Represents the gross proceeds from the sale of Depositary Receipts representing Class A Units assuming the exercise of all subscription rights to be distributed.

(4)
The non-transferable subscription rights are being issued without consideration. Pursuant to Rule 457(g) under the Securities Act of 1933, as amended, no separate registration fee is payable with respect to the rights being registered since the rights are being registered in the same registration statement as the Depositary Receipts representing Class A Units issuable upon exercise of the subscription rights.

           The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 4, 2012

PROSPECTUS

Depositary Receipts Representing Up to 7,500,000 Class A Units
Issuable upon the Exercise of Subscription Rights at
$        Per Depositary Receipt

         We are distributing, at no charge, to holders of our Depositary Receipts representing Class A Units of limited partnership interests (the "Depositary Receipts"), non-transferable subscription rights ("Rights") to purchase up to 7,500,000 Depositary Receipts at a price of $        per Depositary Receipt in this rights offering (this "Rights Offering"). You will receive one Right for each Depositary Receipt held by you of record as of 5:00 p.m., Eastern time, on [March     , 2012] (the "Record Date"). Each Right will entitle you (a "Rights Holder") to purchase one Depositary Receipt at a subscription price of $        per Depositary Receipt (the "Basic Subscription Right"). Fractional Depositary Receipts resulting from the exercise of the Basic Subscription Right on an aggregate basis as to any Rights Holder will be eliminated by rounding down to the nearest whole Depositary Receipt. There is no minimum subscription amount required for consummation of this Rights Offering. You will only be able to exercise the Rights that are issued to you; there will be no over-subscription privilege.

         This Rights Offering will expire at 5:00 p.m., Eastern time, on [      ], 2012 (the "Expiration Date"). Any Right not exercised at or before that time will expire and will become void and worthless without any payment to the holders thereof. We do not intend to extend the expiration time of this Rights Offering. You should carefully consider whether to exercise your Rights prior to the expiration of this Rights Offering. All exercises of Rights are irrevocable and non-transferable. The Board of Directors of the managing general partner of the Partnership (the "Managing Partner") is making no recommendation regarding any exercise of your Rights.

         This offering is being made directly by us. We are not using an underwriter or selling agent.

         American Stock Transfer & Trust Company, LLC is our subscription agent for this Rights Offering.

         Our Depositary Receipts are traded publicly on the OTCQX platform under the symbol "NNUT." On      , 2012, the closing price for our Depositary Receipts on the OTCQX was $        per Depositary Receipt. The Rights are not transferable.

         Investing in our Depositary Receipts involves risks. You should read the "Risk Factors" section beginning on page 17 before investing in our Depositary Receipts.

         As a result of the terms of this Rights Offering, Depositary Receipt Holders who do not fully exercise their Rights will own, upon completion of this Rights Offering, a smaller proportional interest in the Partnership than otherwise would be the case had they fully exercised their Rights. See "Risk Factors—If you do not exercise your Rights, your interest in the Partnership will be diluted" for more information.

         Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of the Rights or the Depositary Receipts or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Depositary Receipt	Total(1)

Subscription price	$	$

Proceeds, before expenses, to the Partnership	$	$

(1)
Assumes the exercise of Rights to purchase all 7,500,000 Depositary Receipts in this Rights Offering.

         It is anticipated that delivery of the Certificates evidencing the Depositary Receipts purchased in this Rights Offering will be made on or about [      ], 2012.

The date of this prospectus is      , 2012

ABOUT THIS PROSPECTUS

        You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are not making an offer to sell securities in any jurisdiction in which the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, and any information incorporated by reference is accurate only as of the date of the document incorporated by reference, in each case, regardless of the time of delivery of this prospectus or any exercise of the rights. Our business, financial condition, results of operations, and prospects may have changed since that date. To understand this Rights Offering fully and for a more complete description of this Rights Offering you should read this entire document carefully, including particularly the "Risk Factors" section beginning on page 17.

        In this prospectus, we frequently use the terms "we," "our" and "us" to refer to ML Macadamia Orchards, L.P. (the "Partnership").

INCORPORATION BY REFERENCE

        The Securities and Exchange Commission (the "SEC") allows us to "incorporate by reference" the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents (other than information furnished rather than filed):

  •
  the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed on March 28, 2012;

  •
  the description of our Depositary Receipts and our Class A Units (the "Units") set forth in our Registration Statements on Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating this description.

        We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus. Requests should be directed to: Wayne W. Roumagoux, Chief Financial Officer of the Managing Partner of ML Macadamia Orchards, L.P., 26-238 Hawaii Belt Road, Hilo, Hawaii 96720.

FORWARD-LOOKING STATEMENTS

        Certain statements contained in this prospectus that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in our future filings with the SEC, in press releases and in oral and written statements made by or with the approval of us that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per Unit, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of the Partnership or its Managing Partner or the Board of Directors of its Managing Partner, including those relating to regulatory actions, business plans, products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted," "continue," "remain," "will," "should," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

        Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include but are not limited to:

  •
  changing interpretations of generally accepted accounting principles;

  •
  outcomes of litigation, claims, inquiries or investigations;

  •
  world market conditions relating to macadamia nuts;

  •
  the weather and local conditions in Hawaii affecting macadamia nut production;

  •
  legislation or regulatory environments, requirements or changes adversely affecting the businesses in which the Partnership is engaged;

  •
  statements about industry trends;

  •
  general economic conditions;

  •
  geopolitical events and regulatory changes;

  •
  ability to retain and attract skilled employees;

  •
  our success at managing the risks involved in the foregoing items; and

  •
  our success in finding purchasers for our macadamia nut production at acceptable prices.

        Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

        The following summary highlights selected information contained elsewhere in this prospectus and in the documents incorporated by reference in this prospectus and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus and the documents incorporated by reference in this prospectus before making your investment decision.

Partnership Overview

        ML Macadamia Orchards, L.P. (the "Partnership") is a master limited partnership organized under the laws of the State of Delaware in 1986. The Partnership is engaged in the business of growing and farming macadamia nuts in the State of Hawaii. The Partnership owns or leases approximately 5,070 tree acres of macadamia nut orchards in three locations on the island of Hawaii. The Partnership's farming operations consist of farming contracts, farming equipment, vehicles, a husking plant, irrigation wells, office buildings, garages and warehouses, office furniture and equipment and material inventories related to macadamia farming. The Partnership is managed by its sole general partner, ML Resources, Inc. ("MLR" or the "Managing Partner"), which is a wholly owned subsidiary of the Partnership. MLR directs, controls and manages all of the Partnership's activities. From the Partnership's inception in 1986 through 2006 and commencing again in 2010, Mauna Loa Macadamia Nut Corporation ("Mauna Loa"), owned by the Hershey Company, was the Partnership's sole customer. At December 31, 2011, we had total assets of approximately $57.0 million.

        Our Depositary Receipts are traded on the OTCQX platform under the ticker symbol "NNUT." Our principal executive offices are located at 26-238 Hawaii Belt Road, Hilo, Hawaii 96720 and our telephone number is (808) 969-8057. Our internet address is http://www.mlmacadamia.com. The information contained on our web site is not part of this prospectus.

The Rights Offering

Securities Offered	We are distributing at no charge to holders of Depositary Receipts one non-transferable Right for each Depositary Receipt held of record as of 5:00 p.m., Eastern time, on the Record Date of March , 2012.
Subscription Price	The subscription price is $ per Depositary Receipt. See "Questions and Answers Relating to this Rights Offering—Is the subscription price indicative of the value of the Partnership?"
Right	Each Right consists of a Basic Subscription Right.
Basic Subscription Right

For each Right that you own, you will have a Basic Subscription Right to purchase one Depositary Receipt at the subscription price. You may exercise your Basic Subscription Right for some or all of your Rights, or you may choose not to exercise any of your Basic Subscription Rights. There is no right to over-subscribe.

Minimum Subscription Requirement	There is no minimum subscription requirement. We will consummate this Rights Offering regardless of the amount raised from the exercise of Basic Subscription Rights.

No Fractional Depositary Receipts

Fractional Depositary Receipts resulting from the exercise of the Basic Subscription Rights on an aggregate basis as to any Rights Holder will be eliminated by rounding down to the nearest whole Depositary Receipt.

Record Date	March , 2012.
Expiration Date	The Rights will expire at 5:00 p.m., Eastern time, on [ ], 2012. We do not intend to extend the Expiration Date of this Rights Offering.
Depositary Receipts Outstanding

As of the Record Date, we had 7,500,000 Depositary Receipts (evidencing 7,500,000 Units) outstanding. Assuming the sale of all 7,500,000 Depositary Receipts in this Rights Offering, we would have 15,000,000 Depositary Receipts outstanding upon the completion of this Rights Offering.

Use of Proceeds

Our gross proceeds from this Rights Offering will be approximately [$20,250,000] (before offering expenses and assuming all Rights are exercised in full). The Partnership intends to use the proceeds from this offering to (1) commence implementation of its vertical integration strategy (as described in "Use of Proceeds") to market and sell macadamia nuts in branded and bulk form, (2) if it elects to husk and dry its nuts before sale, to construct drying and storage facilities and improve its husking facility, (3) invest in restoration and improvements to existing orchards to improve crop yields, (4) seek to acquire additional macadamia nut orchards, and (5) for general Partnership purposes. Please see "Use of Proceeds." There is no minimum subscription amount required for consummation of this Rights Offering.

Procedure for Exercising Rights

To exercise your Rights, you must take the following steps: If you are a registered holder of Depositary Receipts, you must deliver payment and a properly completed and duly executed rights certificate and all other required subscription documents to the subscription agent at or before 5:00 p.m., Eastern time, on the Expiration Date.

If you are a beneficial owner of Depositary Receipts that are registered in the name of a broker, dealer, custodian bank or other nominee, your broker, dealer, custodian bank or other nominee must exercise your Rights on your behalf and deliver all documents and payments to the subscription agent at or before 5:00 p.m., Eastern time, on the Expiration Date.

No Revocation

All exercises of Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Rights. You should not exercise your Rights unless you are certain that you wish to purchase additional Depositary Receipts at a subscription price of $        per Depositary Receipt.

No Recommendation

Neither the Managing Partner nor its Board of Directors is making any recommendation regarding any exercise of your Rights. You should make your decision based on your own assessment of our business and the terms of this Rights Offering. Please see "Risk Factors" for a discussion of some of the risks involved in investing in our Depositary Receipts.

Material U.S. Federal Income Tax Consequences

Tax matters associated with this Rights Offering are complicated. Your tax consequences will depend on your own personal tax situation and subsequent investment decisions and actions by you and other Depositary Receipt Holders. You are urged to consult your own tax advisors for a full understanding of the federal, state, local and foreign tax consequences of this Rights Offering that may be applicable to you.

This Rights Offering is not anticipated to cause us or our existing Depositary Receipt Holders to recognize income or gain. However, if you exercise your Basic Subscription Right, you will receive an allocation of gross income equal to the excess of the then current capital account associated with existing Depositary Receipts (as adjusted to reflect the fair market value of our properties) over the portion of the subscription price that is allocable to your purchase of a Depositary Receipts pursuant to the Rights Offering. Because these gross income allocations to exercising Rights Holders will reduce the net income otherwise allocable to you and other existing Depositary Receipt Holders (partially offsetting the gross income allocations), the higher the level of participation in the Rights Offering, the lesser the net effect of these gross income allocations will be upon you or any particular exercising Rights Holder. However, it is possible that the full gross income allocation will be taxable to those who exercise their Rights. This Rights Offering presents numerous consequences for you, as a Depositary Receipt Holder, to consider. Your tax consequences will depend upon investment decisions and actions by both you and other Depositary Receipt Holders. For more information, please read "Material U.S. Federal Income Tax Consequences" beginning on page 49.

The federal income tax consequences do not necessarily apply to all Depositary Receipt Holders and are dependent in part on your status, for U.S. federal income tax purposes, as a U.S. or non-U.S. person and whether you are one of the various types of persons or entities subject to special tax treatment under the Code. Please read "Material U.S. Federal Income Tax Consequences" for a more complete discussion of the federal income tax consequences of this Rights Offering.

Foreign Depositary Receipt Holders

We will not mail this prospectus or rights certificates to Depositary Receipt Holders with addresses that are outside the United States or that have an army post office or foreign post office address. The subscription agent will hold these rights certificates for their account. To exercise Rights, our foreign Depositary Receipt Holders must notify the subscription agent and timely follow the procedure described in "The Rights Offering—Foreign Depositary Receipt Holders."

Information Agent	Phoenix Advisory Partners.
Subscription Agent	American Stock Transfer & Trust Company, LLC.
Distribution Policy	See "Market for Depositary Receipts and Distribution Policy."
Market for Depositary Receipts	Our Depositary Receipts are currently traded on the OTCQX platform under the symbol "NNUT." See "Market for Depositary Receipts and Distribution Policy."
Transfer or Sale of Rights	The Rights are not transferable.

Summary Consolidated Financial Data

        The information at and for the years ended December 31, 2007 through 2011 is derived in part from, and should be read together with, our audited consolidated financial statements and accompanying notes incorporated by reference into this prospectus.

        (In thousands, except per pound and per Depositary Receipts data)

	2011	2010	2009	2008	2007
Financial:
Total revenue	$17,994	$15,300	$16,418	$17,536	$11,330
Net cash provided (used) by operating activities(1)	2,325	(212)	2,553	2,774	(3,942)
Income (loss) before taxes	811	(1,466)	257	117	(4,008)
Net income (loss)	712	(1,487)	195	68	(3,965)
Distributions declared	—	—	—	—	1,350
Total working capital	1,414	(534)	2,568	1,065	(199)
Total assets	57,043	58,159	47,131	47,647	50,788
Long-term debt, non current	7,875	8,925	375	400	800
Total partners' capital	42,537	42,067	43,526	43,179	43,312
Class A limited partners' capital	42,785	42,073	43,560	43,365	43,297
Net cash flow as defined in the partnership agreement(2)	2,161	(526)	1,679	1,618	(2,437)
Per Class A Depositary Receipt(3)
Net income (loss)	0.09	(0.20)	0.03	0.01	(0.53)
Net cash flow as defined in the partnership agreement(2)	0.29	(0.07)	0.22	0.22	(0.32)
Distributions	0.00	0.00	0.00	0.00	0.18
Partners' capital	5.67	5.61	5.81	5.78	5.77

(1)
See "Statements of Cash Flows" in the consolidated financial statements for method of calculation.

(2)
See Footnote 5 in the notes to consolidated financial statements for method of calculation.

(3)
7,500,000 Class A Depositary Receipts were authorized, issued and outstanding for all periods presented.

        The Partnership's financial condition at December 31, 2011 and 2012 is not necessarily comparable to the Partnership's financial condition in the other years as set forth in the table above due to the acquisition of real property and assets from IASCO on August 1, 2010. The acquisition resulted in additional interest expense, a non-cash impairment charge of $306,000, a bargain purchase price gain of $120,000, a $426,000 charge of deferred farm costs and approximately $211,000 in acquisition costs. Effective as of the acquisition date, the sales of nuts grown in these orchards are recorded as macadamia nut revenue and related costs are reported as cost of goods sold. Prior to the acquisition, the Partnership performed farming services on these orchards for IASCO and generated contract farming revenue based on a pass through of farming cost plus a management fee. The contract farming revenue and cost of contract farming services relating to the IASCO orchards are eliminated as of the acquisition date.

        In 2007, the Partnership was unable to sell all of its production which materially affects the comparability of the financial data for 2007 with the other years as set forth in the table above.

        Contractual obligations as of December 31, 2011 for the Partnership are detailed in the table below:

Payments Due by Period

Contractual obligations	Total	Less Than 1 Year	1 - 3 Years	3 - 5 Years	More Than 5 Years
Long-term debt and interest	$11,415,000	$1,599,000	$2,993,000	$2,720,000	$4,103,000
Operating leases	2,397,000	129,000	252,000	252,000	1,764,000

Total	$13,812,000	$1,728,000	$3,245,000	$2,972,000	$5,867,000

QUESTIONS AND ANSWERS RELATED TO THIS RIGHTS OFFERING

        The following are examples of what we anticipate will be common questions about this Rights Offering. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about this Rights Offering. This prospectus and the documents incorporated by reference into this prospectus contain more detailed descriptions of the terms and conditions of this Rights Offering and provide additional information about us and our business, including potential risks related to this Rights Offering, the Depositary Receipts offered hereby and our business.

What is this Rights Offering?

        We are distributing, at no charge, to holders of our Depositary Receipts, non-transferable Rights to purchase Depositary Receipts at a price of $      per Depositary Receipt. You will receive such Rights if you owned Depositary Receipts as of 5:00 p.m., Eastern time, on March       , 2012, the Record Date. Each Right consists of a Basic Subscription Right, as described below. You will receive one Right for each Depositary Receipt that you owned on the Record Date. We will issue up to a total of 7,500,000 Depositary Receipts in this Rights Offering. Our Managing Partner does not hold any Depositary Receipts and will not be distributed Rights in this Rights Offering. See "Description of Class A Units."

What is the Basic Subscription Right?

        The Basic Subscription Right gives Rights Holders the opportunity to purchase one new Depositary Receipt for each Right at a subscription price of $      per Depositary Receipt. You may exercise some or all of your Rights, or you may choose not to exercise any Rights at all. The Rights are a new issue of securities, they are non-transferable and they do not and will not have a trading market.

        If you hold Depositary Receipts in your name, the number of new Depositary Receipts you may purchase pursuant to your Basic Subscription Rights is indicated on the enclosed rights certificate. If you hold your Depositary Receipts in the name of a broker, dealer, custodian bank or other nominee, you will not receive a rights certificate. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

Will I have a Right to over-subscribe?

        There will be no over-subscription privileges in connection with this Rights Offering; you will only have a right to exercise the Rights that have been issued to you.

Will fractional Depositary Receipts be issued in this Rights Offering?

        No. Fractional Depositary Receipts resulting from exercise of the Basic Subscription Rights on an aggregate basis as to any Rights Holder will be eliminated by rounding down to the nearest whole Depositary Receipt.

Why are we conducting this Rights Offering?

        We are conducting the Rights Offering to raise additional capital that will allow us to expand the business of the Partnership. The Partnership intends to use the proceeds from this offering to (1) commence implementation of its vertical integration strategy to market and sell macadamia nuts in branded and bulk form, (2) if it elects to husk and dry its nuts before sale, to construct drying and storage facilities and improve its husking facility, (3) invest in restoration and improvements to existing orchards to improve crop yields, (4) seek to acquire additional macadamia nut orchards, and (5) for general Partnership purposes. A more detailed description of the intended use of proceeds is set forth in "Use of Proceeds" below.

Is the subscription price indicative of the value of the Partnership?

        The subscription price of the Depository Receipts offered in this Rights Offering has been determined unilaterally by the Board of Directors of the Managing Partner of the Partnership. In setting the subscription price, the Board of Directors of the Managing Partner considered the current trading price of the Depository Receipts on the OTCQX, the historical market price for the Depository Receipts, the volume of trading on the OTCQX, fluctuations in the market price of the Depository Receipts, and other factors relating to the Partnership and the market for its Depository Receipts. The subscription price does not necessarily bear any relationship to any established criteria for value. You should not consider the subscription price as an indication of value of the Partnership or our Depositary Receipts. You should not assume or expect that, after this Rights Offering, our Depositary Receipts will trade at or above the subscription price in any given time period. The market price of our Depositary Receipts may decline during or after this Rights Offering, and you may not be able to sell the underlying Depositary Receipts purchased during this Rights Offering at a price equal to or greater than the subscription price. You should obtain a current quote for our Depositary Receipts before exercising your Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering.

Am I required to exercise the Rights I receive in this Rights Offering?

        No. You may exercise some or all of your Rights or you may choose not to exercise any Rights. If you do not exercise any Rights, the number of Depositary Receipts you own will not change as a result of this Rights Offering. However, if you choose not to exercise your Rights, your ownership interest in the Partnership will be diluted to the extent other Rights Holders exercise their Rights, and your voting and other rights in the Partnership will likewise be diluted.

How soon must I act to exercise my Rights?

        If you received a rights certificate and elect to exercise any or all of your Rights, the subscription agent must receive your properly completed and duly executed rights certificate, all other required subscription documents and full subscription payment, including final clearance of any uncertified check, before this Rights Offering expires at 5:00 p.m., Eastern time, on [    ], 2012. If you hold your Depositary Receipts in the name of a broker, dealer, custodian bank or other nominee, your nominee may establish an earlier deadline before the expiration of this Rights Offering by which time you must provide it with your instructions to exercise your Rights. We do not intend to extend the Expiration Date of this Rights Offering.

        Although we will make reasonable attempts to provide this prospectus to our Depositary Receipt holders ("Depositary Receipt Holders") to whom Rights are distributed, this Rights Offering and all Rights will expire on the Expiration Date, whether or not we have been able to locate all such Depositary Receipt Holders.

May I transfer my Rights?

        No, the Rights are non-transferable.

Are we requiring a minimum overall subscription from existing Depositary Receipt Holders to complete this Rights Offering?

        No. We are not requiring an overall minimum subscription to complete this Rights Offering.

Has the Managing Partner or the Board of Directors of the Managing Partner of the Partnership made a recommendation regarding this Rights Offering?

        No. Neither the Managing Partner nor its Board of Directors is making a recommendation regarding any exercise of your Rights. Rights Holders who exercise Rights will incur investment risk on new money invested. The stock market has experienced significant volatility over the past few years. As a result, the market price for our Depositary Receipts may be volatile. In addition, the trading volume in our Depositary Receipts may fluctuate more than usual and cause significant price variations to occur. Accordingly, Depositary Receipts that an investor purchases in this Rights Offering may trade at a price lower than the subscription price. The trading price of our Depositary Receipts will depend on many factors, which may change from time to time, including, without limitation, our financial condition, performance, creditworthiness and prospects, future sales of our equity or equity related securities, and other factors. Volatility in the market price of our Depositary Receipts may prevent you from being able to sell your Depositary Receipts when you want or at prices you find attractive. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of this Rights Offering and the information contained in, or incorporated by reference into, this prospectus. See "Risk Factors" for a discussion of some of the risks involved in investing in our Depositary Receipts.

Will the directors and executive officers of the Managing Partner participate in this Rights Offering?

        To the extent they held Depositary Receipts as of the Record Date, the directors and executive officers of the Managing Partner are entitled (but not obligated) to participate in this Rights Offering on the same terms and conditions applicable to all Rights Holders. Such directors and executive officers have indicated that they intend to participate in this Rights Offering. The Managing General Partner holds 75,757 Class A Units representing 1% of the Class A Units outstanding as of March     , 2012 and upon the expiration of the Rights Offering intends to contribute additional capital in accordance with the requirements of the Partnership Agreement so that the aggregate general partner contributions will equal one percent of total capital contributions. See "The Partnership Agreement—Additional Capital Contributions by General Partners."

How do I exercise my Rights if I own Depositary Receipts in my name?

        If you hold Depositary Receipts in your name and you wish to participate in this Rights Offering, you must deliver a properly completed and duly executed rights certificate and all other required subscription documents, together with payment of the full subscription price, to the subscription agent before 5:00 p.m., Eastern time, on the Expiration Date. If you send an uncertified check, payment will not be deemed to have been delivered to the subscription agent until the check has cleared. In certain cases, you may be required to provide signature guarantees.

        Please follow the delivery instructions on the rights certificate. Do not deliver documents to us. You are solely responsible for completing delivery to the subscription agent of your rights certificate, all other required subscription documents and subscription payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent so that the subscription agent receives them by 5:00 p.m., Eastern time, on the Expiration Date.

        If you send a payment that is insufficient to purchase the number of Depositary Receipts you requested, or if the number of Depositary Receipts you requested is not specified in the forms or exceeds the number of Depositary Receipts to which you are entitled, the payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the payment received (but not greater than the number to which you are entitled under your Rights), subject to the elimination of fractional Depositary Receipts.

What should I do if I want to participate in this Rights Offering but my Depositary Receipts are held in the name of a broker, dealer, custodian bank or other nominee?

        If you hold your Depositary Receipts through a broker, dealer, custodian bank or other nominee, then your nominee is the record holder of the Depositary Receipts you own and the associated Rights. The record holder must exercise the Rights on your behalf. If you wish to purchase our Depositary Receipts through this Rights Offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible. Please follow the instructions of your nominee. Your nominee may establish an earlier deadline before the Expiration Date of this Rights Offering.

What form of payment is required to purchase our Depositary Receipts?

        As described in the instructions accompanying the rights certificate, payments submitted to the subscription agent must be made in U.S. currency, by one of the following three methods:

  •
  by a cashier's check drawn upon a U.S. bank payable to "American Stock Transfer & Trust Company, LLC";

  •
  by an uncertified check drawn upon a U.S. bank payable to "American Stock Transfer & Trust Company, LLC"; or

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  by wire transfer of immediately available funds at the following account: "American Stock Transfer & Trust Company, LLC; JP Morgan Chase, ABA # 021000021, A/C # 530-354624, Beneficiary: American Stock Transfer, Reference: "AST as Depository Agent for ML Macadamia", JP Morgan swift code is: CHASUS33. Any wire transfer should clearly indicate the identity of the subscriber who is paying the subscription price by wire transfer.

        Payments will be deemed to have been received upon (i) clearance of any cashier's check or uncertified check, or (ii) receipt of collected funds in the account designated above. If paying by uncertified check, please note that the funds paid thereby may take five or more business days to clear. Accordingly, Rights Holders who wish to pay the subscription price by means of uncertified check are urged to make payment sufficiently in advance of the expiration time to ensure that such payment is received and clears by such time.

        If you hold your Depositary Receipts in the name of a broker, dealer, custodian bank or other nominee, separate payment instructions may apply. Please contact your nominee, if applicable, for further payment instructions.

When will I receive my new Depositary Receipts?

        If you purchase Depositary Receipts in this Rights Offering, you will receive Certificates evidencing your new Depositary Receipts as soon as practicable following the expiration of this Rights Offering.

After I send in my payment and rights certificate to the subscription agent, may I cancel my exercise of Rights?

        No. All exercises of Rights are irrevocable unless this Rights Offering is cancelled by the Partnership, even if you later learn information that you consider to be unfavorable to the exercise of your Rights. You should not exercise your Rights unless you are certain that you wish to purchase Depositary Receipts at the subscription price of $      per Depositary Receipt.

What effects will this Rights Offering have on our outstanding Units?

        As a result of this Rights Offering, up to an additional 7,500,000 Depositary Receipts (each Depositary Receipt evidences one Unit) may be issued and outstanding after the closing of this Rights

Offering and the ownership and voting interests of the existing Depositary Receipt Holders that do not fully exercise their Basic Subscription Rights will be diluted. As of the Record Date, we had 7,500,000 Depositary Receipts outstanding.

        In addition, if the subscription price of the Depositary Receipts is less than the market price of our Depositary Receipts it will likely reduce the market price per Depositary Receipt of the Depositary Receipts you already hold.

How much will the Partnership receive from this Rights Offering and how will such proceeds be used?

        We estimate that the net proceeds to us from this Rights Offering (assuming the full exercise of Rights, after deducting estimated offering expenses, will be approximately [$19,982,000]. The Partnership intends to use the proceeds from this offering to (1) commence implementation of its vertical integration strategy to market and sell macadamia nuts in branded and bulk form, (2) if it elects to husk and dry its nuts before sale, to construct drying and storage facilities and improve its husking facility, (3) invest in restoration and improvements to existing orchards to improve crop yields, (4) seek to acquire additional macadamia nut orchards, and (5) for general Partnership purposes. A more detailed description of the intended use of proceeds is set forth under the heading "Use of Proceeds."

Are there risks in exercising my Rights?

        Yes. The exercise of your Rights involves risks. Exercising your Rights involves the purchase of additional Depositary Receipts and you should consider this investment as carefully as you would consider any other investment. Among other things, you should carefully consider the risks described under the heading "Risk Factors" and in the documents incorporated by reference into this prospectus.

If my exercise of Rights is not valid, will my subscription payment be refunded to me?

        Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of this Rights Offering. If your exercise of Rights is deemed not to be valid, all subscription payments received by the subscription agent will be returned as soon as practicable following the expiration of this Rights Offering, without interest or penalty. If you own Depositary Receipts through a nominee, it may take longer for you to receive your subscription payment because the subscription agent will return payments through the record holder of your Depositary Receipts.

What fees or charges apply if I purchase Depositary Receipts in this Rights Offering?

        We are not charging any fee or sales commission to issue Rights to you or to issue Depositary Receipts to you if you exercise your Rights. If you exercise your Rights through a broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your record holder may charge you.

What are the material U.S. federal income tax consequences of exercising my Rights?

        Generally, the exercise of your Rights should not be a taxable event for federal income tax consequences. However, if you exercise your Rights, you will receive an allocation of gross income equal to the excess of the then current capital account associated with existing Depositary Receipts (as adjusted to reflect the fair market value of our properties) over the portion of the subscription price that is allocable to your purchase of Depositary Receipts pursuant to the Rights Offering. Tax matters associated with exercising your Rights are complicated. The tax consequences will depend on your own personal tax situation and subsequent investment decisions and actions by you and other Depositary Receipt Holders. Please read "Risk Factors" for a discussion of certain tax risks related to exercising your Rights and "Material U.S. Federal Income Tax Consequences" for a discussion of the material

U.S. federal income tax consequences of this Rights Offering. In addition, you are encouraged to consult with your own tax advisors for a full understanding of the federal, state, local and foreign tax consequences of receiving and exercising your Rights.

To whom should I send my forms and payment?

        If your Depositary Receipts are held in the name of a broker, dealer, custodian bank or other nominee, then you should send your rights certificate, all other required subscription documents and subscription payment to that record holder. If you are the record holder, then you should send your rights certificate, all other required subscription documents and subscription payment by mail, hand delivery or overnight courier to:

Delivery by Mail:	Delivery by Hand, Express Mail or Overnight Courier:
American Stock Transfer & Trust Company, LLC	American Stock Transfer & Trust Company, LLC
Operations Center	Operations Center
Attn: Reorganization Department	Attn: Reorganization Department
P. O. Box 2042	6201 15th Avenue
New York, New York 10272-2042	Brooklyn, New York 11219

Telephone Number for Confirmation or Information:
(800) 937-5449

        You and, if applicable, your nominee are solely responsible for completing delivery to the subscription agent of your rights certificate, all other required subscription documents and subscription payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent and clearance of payment before the expiration of this Rights Offering. If you hold your Depositary Receipts through a broker, dealer, custodian bank or other nominee, your nominee may establish an earlier deadline before the Expiration Date of this Rights Offering.

Whom should I contact if I have other questions?

        If you have any questions regarding this Rights Offering, completion of the rights certificate or any other subscription documents or submitting payment in this Rights Offering, please call Phoenix Advisory Partners our information agent for the Rights Offering, at (212) 493-3910 (for brokerage firms and banks) or toll-free at (877) 478-5038 (for Depositary Receipt Holders).

RISK FACTORS

        An investment in the Partnership's Depositary Receipts involves a high degree of risk. The material risks and uncertainties that management believes affect us are described below. Before making an investment decision, you should carefully consider the risks described below in addition to the other cautionary statements and risks described elsewhere, the other information contained in this prospectus and the information we have incorporated herein by reference. The risks and uncertainties described below are not the only ones the Partnership's face. Additional risks and uncertainties not presently known to us or that the Partnership currently deem immaterial may also affect our business. If any of these known or unknown risks or uncertainties actually occurs, the Partnership's business, financial condition and results of operations could be materially and adversely affected. This prospectus is qualified in its entirety by these risk factors.

        If any of the following risks actually occurs, the Partnership's financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of the Partnership's Depositary Receipts could decline significantly and you could lose all or part of your investment.

Risk Factors Related to Our Business

        Dependence Upon Single Nut Purchaser.    From 1986 through 2006 and since 2010, the Partnership has relied upon a single customer, Mauna Loa, to purchase all of the nuts that it produces under various nut purchase agreements, which require the Partnership to sell and Mauna Loa to buy all of the Partnership's production of macadamia nuts at various prices. Any disruption of that relationship could significantly adversely affect the Partnership if it was not able to find alternative purchasers at comparable prices for its nut production. See "Nut Purchase Agreements" below. The Partnership relies on Mauna Loa's timely performance and payment under the nut purchase agreements for all of its revenues from the sale of nuts. The Partnership believes that a material portion of the sales of macadamia nut products by Mauna Loa are to one large customer with multiple retail stores and therefore the Partnership believes that Mauna Loa also relies on that customer for such sales. If the buyer breached its obligation to pay for the macadamia nuts delivered, the Partnership would suffer substantial financial difficulty since its major source of revenue will have ceased. The Partnership would need to seek another buyer for all or some of the nuts. Although given current market conditions the Partnership believes it could find other buyers for its nuts, there could be delays or disruption in sales depending upon the available processing capacity and purchasing commitments of various buyers. If Mauna Loa were late in making payments to the Partnership, the Partnership could stop the delivery of macadamia nuts. However, if the wet in shell macadamia nuts are not husked and dried within a limited amount of time, they will deteriorate and have no further commercial value to the Partnership. Accordingly, any cessation of shipments is only a short term response. Since, at this time, the Partnership does not have the facilities to process its nuts, the loss of this customer could result in its inability to preserve commercial value in its nut production until alternatives were found.

        Nut Purchase Agreements.    There are three agreements requiring the purchase of nuts from the IASCO Orchards and they expire in 2029, 2078 and 2080 and provide for market determined prices. For the orchards, other than the IASCO Orchards, one nut purchase contract covered all of the Partnership's production during 2011 and provided for a fixed price. This agreement expired on December 31, 2011. Effective January 1, 2012, there are three nut purchase contracts with Mauna Loa: approximately one third of the non-IASCO production is covered by a one year agreement, one third by a two year agreement and one third by a three year agreement, each at a fixed price. Fixed price contracts can be disadvantageous because the Partnership may not be able to pass on unexpected cost increases as they arise or may find that the spot price for nuts materially exceeds this fixed price, but they provide protection against adverse decline in market prices. A market price mechanism subjects the Partnership to the risk of a decline in world macadamia nut prices, which may or may not result in a price which covers the Partnership's cost of production.

        Replacement Buyers.    The Partnership does not intend to renew its nut purchase contract expiring on December 31, 2012, entered into with Mauna Loa on January 31, 2011. Accordingly, if the Partnership does not renew the two remaining contracts entered into with Mauna Loa on January 31, 2011, then the Partnership will have to obtain replacement buyers for approximately 6.5 million pounds of wet-in-shell ("WIS") nuts in 2013, approximately 13 million WIS pounds in 2014, and approximately 19.5 million WIS pounds in 2015. The Partnership intends to sell the nuts to other buyers and/or engage third parties to process the nuts for the Partnership, for its sale after processing, including kernels sales and sales of finished products. The Partnership believes that given the current market prices for macadamia nuts it will be able to sell or find replacement buyers for any nut production that ceases to continue to be subject to a nut purchase contract. However, there is no assurance of the creditworthiness of new customers and their ability to pay for nuts delivered. Also, if the replacement buyers require shipment of nuts outside of Hawaii, the Partnership would incur transportation costs which could increase cost of sales and adversely affect the Partnership's profitability. If the Partnership is unable to secure buyers for the nuts from the expiring contracts, sales would decrease and adversely impact the Partnership's results of operation and financial condition.

        Alternative Processor.    The Partnership has the option to require Mauna Loa to use reasonable commercial efforts to process the Partnership's production covered by a contract at Mauna Loa's cost for a period of two years after the date of termination of a non-IASCO nut purchase contract. This is only a short term solution for nut processing. The Partnership believes it will be able to engage other third parties to process its nuts. However, there is no assurance that the Partnership will be able to contract for the timely processing of nuts with an acceptable quality and cost.

        Product Development and Marketing.    The Partnership is in the process of developing several lines of retail macadamia nut products, one of which is currently being presented to distributors and retailers in Europe and Asia for consideration. The Partnership also intends to establish a national premier branded macadamia product line which will be targeted toward consumers in the U.S. mainland. The development of the retail product lines and its launch involves considerable costs and the Partnership expects that this new line of business will incur significant operating losses until the products generate sufficient revenue to cover the expenses, which is not expected to occur until at least the third year of establishing this new line of business. Furthermore, if the Partnership's new products are not favorably received, or if the products do not receive preferred shelf space at retail, the desired sales volume would not be generated and the Partnership's revenues, profitability and financial condition would be adversely affected.

        Co-packer and Distribution.    The Partnership will rely on co-packers to produce its product line. If the co-packer does not complete the production timely and of acceptable quality or if the products are not delivered in a timely manner, the Partnership's customers may cancel orders or refuse the products, which would adversely affect sales and profitability.

        Market Risks.    When the Partnership actively commences activity as a branded consumer snack food marketer, we will operate in a highly competitive environment. In general, competition is based on product quality, price, brand recognition and brand loyalty. The Partnership's products will compete against food and snack products sold by many regional and national companies, some of which are substantially larger and have greater resources than we have. The Partnership will also compete for presence on the shelf space of retail grocers, convenience stores, drug stores, mass merchandisers and club stores. As these retailers consolidate, the number of customers and potential customers declines and the purchasing power and logistics requirements of the consolidated retailers increases. The Partnership's competitors with greater resources than the Partnership may be in a better position than the Partnership is to meet these requirements. If the Partnership cannot develop and improve our distribution and service capabilities, then the Partnership might not be able to compete effectively and may not generate or attain an acceptable level of sales.

        Currency Exchange.    Over the past 24 months, the U.S. dollar has weakened against the currencies of other major growing regions, primarily Australia and South Africa, which has led to decreased competition in the U.S. markets and a price advantage when exporting macadamias from the U.S. As the Partnership implements its vertical integration strategy over the next several years, there are no assurances that the recent improvements in currency exchange rates will not reverse. The Partnership may be exposed to losses from sales agreements or service contracts in foreign regions.

        Seasonality.    Because the Partnership experience seasonal fluctuations in production from our orchards and thus sales, the Partnership's quarterly results fluctuate and our annual performance depends largely on results from two quarters. The Partnership's business is highly seasonal, reflecting the general pattern of peak production and consumer demand for nut products during the months of October, November and December. Typically, a substantial portion of the Partnership's revenues occur during our third and fourth quarters. The Partnership generally experience lower revenues during our first and second quarters and may incur losses in these quarters.

        Macadamia nut prices may not always exceed cost of goods sold.    During 2011, under the contracts the Partnership has with Mauna Loa for the sale of its macadamia nuts, the Partnership received between 73.14 and 74.6 cents per contract pound (as such is defined in the relevant contract). During 2011, costs of goods sold of the Partnership to farm and produce these macadamia nuts, including depreciation of the trees, varied between 36 cents and $1.05 per contract pound or an average of approximately 61 cents per contract pound. At this time, in some orchards the cost of goods sold exceeded the price that the Partnership sold the nuts for while in other orchards, the cost of goods sold was substantially lower than the price the Partnership sold the nuts for. As contracts with Mauna Loa expire and are not renewed, the Partnership will no longer have its price set for production and therefore will be subject to the risk of market pricing. Macadamia orchards are required to be cultivated and farmed in order to maintain the trees even in years where the price at which the macadamia nuts could be sold do not cover the cost of goods sold in this specific orchard. In such event the Partnership could suffer losses from certain orchards and its financial performance could be adversely affected. There is no assurance that the prices of macadamia nuts in the future will exceed the costs of goods sold.

        At this time, the Partnership does not have the ability to dry or process its nut production, which prevents the Partnership from being able to ship its nuts outside of Hawaii for processing.    Macadamia nuts are harvested wet-in-shell and will rapidly deteriorate if they are not promptly dried. Once the nuts are husked and dried, they can be shipped to customers or processors who are not on the island of Hawaii. At this time the Partnership does not have the facilities to dry its nut production. However, as part of its vertical integration strategy, if it elects to provide husking and drying facilities to enable it to have its nuts processed outside of Hawaii, the Partnership would need to build drying and storage facilities and upgrade its husking facility over the next 1-3 years in stages that will allow it to husk and dry nuts that are harvested that were subject to contracts with Mauna Loa that will not be renewed. This will permit the Partnership the flexibility to consider purchasers for its nuts both on and off of the island of Hawaii. If the Partnership does not construct such facilities in a timely manner, it will need to seek to have Mauna Loa process its nuts before sale to the ultimate customer or would have to seek another processor on the island of Hawaii to process or purchase its nuts. Mauna Loa is required to use its reasonable commercial efforts to do so for two years after the relevant contract expires. Limiting the Partnership's ability to deal only with Mauna Loa to process the nuts or other Hawaii processors to process or buy nuts could have a material adverse impact on the prices that the Partnership may be able to obtain for its nuts elsewhere had it been able to ship the nuts from Hawaii. This could also subject it to the risk that there may be no financially responsible processors or buyers for its nuts in Hawaii, which is similar to what occurred in 2007 when the Partnership was not able to sell its entire production.

        Additional regulation could increase our costs of production and the Partnership's business could be adversely affected.    As an agricultural company, we are subject to extensive government regulation, including regulation of the manner in which we cultivate and fertilize as well as process the Partnership's macadamia nuts. Furthermore, as the Partnership endeavor to move toward processing and selling our branded product we will be subject to additional regulation regarding the manufacturing, distribution, and labeling of our products. There may be changes to the legal or regulatory environment, and governmental agencies and jurisdictions where the Partnership would operate may impose new manufacturing, importation, processing, packaging, storage, distribution, labeling or other restrictions, which could increase the Partnership's costs and affect our financial performance.

        Increased costs associated with producing the Partnership's product such as water, electricity, fertilizer and cultivation costs could increase our expenses and impact our financial performance.    The Partnership purchases water, electricity and fuel, fertilizer, pesticides, equipment and other products in order to conduct its farming operations to produce macadamia nuts. Transportation costs, including fuel and labor, also represent a significant portion of the cost of the Partnership's nuts. These costs could fluctuate significantly over time due to factors that may be out of the Partnership's control, including increasing fuel prices, adverse weather conditions or natural disasters, employee strikes, increased export and import restrictions and other factors. At this time, the Partnership is not able to pass on the increased costs of production or transportation to its sole customer. Our business and financial performance could be negatively impacted if there are material increases in the costs incurred by the Partnership.

        The Partnership is subject to the risk of product liability claims.    The growing and sale of food products for human consumption involves the risk of injury to consumers. This risk increases as the Partnership moves from primarily a farming operation into the marketing and sale of branded products. While the Partnership believes has implemented practices and procedures in its operations to promote high-quality and safe food products, it cannot be sure that consumption of its products will not cause a health-related illness or injury in the future or that the Partnership will not be subject to claims or lawsuits relating to such matters. Although the Partnership maintains product liability insurance in an amount which we believe to be adequate, claims or liabilities of this nature might not be covered by its insurance or by any rights of indemnity or contribution that the Partnership may have against others or they might exceed the amount of the Partnership's insurance coverage.

        Loan Agreement Restrictions.    The Partnership relies on external loan financing, currently being provided by a Credit Agreement with American Ag Credit, PCA through a revolving loan and a term note. This loan contains various terms and conditions, including financial ratios, covenants and is secured by all of the real and personal property of the Partnership. The term loan matures on July 1, 2020. The revolving credit facility matures on July 13, 2012. This Credit Agreement prohibits distributions to partners without the prior consent of the lender. On multiple occasions during the last several years and as recently as the end of 2010, the Partnership has failed to comply with various covenants or financial ratios under its loan agreements, but has been able to obtain waivers or modifications of the agreement to avoid a default. If the Partnership is unable to meet the terms and conditions of its lending arrangements or is unable to obtain waivers or modifications of such lending arrangements, it could be in default of its loan agreements and the lender would be able to accelerate the obligations and realize on the collateral securing the indebtedness. There is no assurance that the Partnership will be able to comply with its loan facilities or obtain waivers or modifications in the future to avoid a default.

        Lease Agreements.    The Partnership leases approximately 1,922 tree acres of land for its orchard operations. One of these leases, approximately 266 tree acres, has produced an average of 1.5 million WIS pounds over the past 5 years and terminates in 2019. Two of these leases terminate in 2034, but allow the lessor to purchase the trees from the Partnership at fair market value in the year 2019. The two leases account for 653 tree acres which have produced an average of 3 million WIS pounds over the past 5 years. The Partnership believes that this lessor may exercise his rights to take back these orchards in 2019. As such, the Partnership would lose approximately 919 tree acres or 17% of its production which could have a material adverse effect on the Partnership's operations. From time to time the Partnership has disagreements with persons who lease orchards to it regarding the Partnership's performance under the lease agreement. At this time, a lessor who owns 356 tree acres that have been leased to the Partnership and produced approximately 1,000,000 field pounds last year, has claimed that the Partnership has breached the lease and therefore the lessor has a right to terminate. The Partnership has denied these allegations. If the lessor is successful in pursuing this claim, the Partnership would lose this acreage and its nut production. This 356 tree acre lease is included in the 653 tree acre leases mentioned above.

        Diseases and Pests.    Macadamia trees are susceptible to various diseases and pests which can affect the health of the trees and resultant nut production. There are several types of fungal diseases, which can affect flower and nut development. One of these is Phytophthora capsici, which affects the macadamia flowers and developing nuts, and another, Botrytis cinerea, causes senescence of the macadamia blossom before pollination is completed. These types of fungal disease are generally controllable with fungicides. Historically, these fungi have infested the reproductive plant parts at orchards located in Keaau and Mauna Kea during periods of persistent inclement weather.

        Tree losses may occur due to a problem known as "Macadamia Quick Decline" ("MQD"). Research at the University of Hawaii indicates that this affliction is due to Phytophthora capsici which is associated with high moisture and poor drainage conditions. Both the Keaau and Mauna Kea Orchards are areas with high moisture conditions, and may be more susceptible to the MQD problem. Afflicted trees in these regions are replaced with cultivars that are intolerant to MQD. The Partnership's Keaau orchards experienced tree replacement of 1.4% in 2011, 0.7% in 2010, and 0.9% in 2009.

        Macadamia trees and production may also be affected by insects and other pests. The Southern Green Stink Bug disfigures the mature kernel and contributes to a historical loss of nuts of 1.5%. Two natural enemies, a wasp and a fly, effectively keep nut losses at acceptable levels. An insect known as the Koa Seed Worm ("KSW") causes fully sized nuts to fall that have not completed kernel development. The effect of the KSW contributes to an average loss of nuts of 2.9%. The Tropical Nut Borer Beetle ("TNB") bores through the mature macadamia shell and feeds on the kernel. Nut damage caused by the TNB is not recorded as a defect by the current processor. However, field surveys indicate that nut losses attributed to TNB were less than 1% in 2011. Damages caused by each insect may fluctuate when unfavorable environmental conditions affect the natural enemy population.

        Natural enemies are relied upon to manage insects that contribute to nut loss. Without these natural enemies, greater losses are possible. Pesticides may be available to manage these economic insect pests when treatment costs and nut loss justify its use, and when its use does not disrupt the natural enemy population.

        Honey bees are placed in the orchards to supplement other insect pollinators during the flower season. In late 2008, the Hawaii Department of Agriculture identified the Varroa mite on feral honey bees near the port of Hilo, Hawaii. This mite is an ectoparasite that attaches to the body of honey bees and weakens it which can result in destroying bee hives and colonies. The apiaries that place hives in the macadamia nut orchards must manage this pest with miticide to maintain healthy bee colonies and avoid the development of pest resistance to the miticide.

        Rainstorms and Floods.    The Partnership's orchards are located in areas on the island of Hawaii that are susceptible to heavy rainstorms. In November 2000, the Ka'u region was affected by flooding. This flooding resulted in some nut loss and expected 2000 harvesting being deferred to 2001. Since the flood in 2000, heavy rain in the Ka'u region has not produced flooding of any consequence, however heavy rain and flooding continue to be potential risks that can affect the Partnership's nut production.

        Windstorms.    Some of the Partnership's orchards are located in areas on the island of Hawaii that are susceptible to windstorms. Twenty-five major windstorms have occurred on the island of Hawaii since 1961, and four of those caused material losses to Partnership orchards. Most of the Partnership's orchards are surrounded by windbreak trees, which provide limited protection. Younger trees that have not developed extensive root systems are particularly vulnerable to windstorms.

        Insurance.    The Partnership obtains tree insurance each year under a federally subsidized program. The tree insurance for 2011 provides coverage up to a maximum of approximately $16.5 million against catastrophic loss of trees due to wind, fire or volcanic activity. Crop insurance was purchased for the 2011-2012 crop year and provides coverage up to a maximum of approximately $13.3 million against loss of nuts due to wind, fire, volcanic activity, earthquake, adverse weather, wildlife damage and failure of irrigation water supplies. There is no assurance that such insurance will cover all losses incurred by the Partnership or that such insurance will be available or purchased in the same amount in future periods.

        Volcanoes.    The Partnership's orchards are located on the island of Hawaii, where there are two active volcanoes. To date, no lava flows from either volcano have affected or threatened the orchards.

        Rainfall.    The productivity of orchards depends in large part on moisture conditions. Inadequate rainfall can reduce nut yields significantly, while excessive rain without adequate drainage can foster disease and hamper harvesting operations. While rainfall at the orchards located in the Keaau and Mauna Kea areas has generally been adequate, the orchards located in the Ka'u area generally receive less rainfall and, as a result, a portion of the Ka'u orchards is presently irrigated. Irrigation can mitigate the effects of a drought, but it cannot completely protect a macadamia nut crop from the effect of a drought.

        During 2011, the Ka'u, Keaau and Mauna Kea areas recorded 65%, 88% and 107%, respectively, of the normal average annual rainfall in their area of the island. Drought conditions in the Ka'u region from June 2009 through November 2010 negatively impacted the Partnership's nut production in 2010. While rainfall patterns have improved over the past eleven months, there is no guarantee that the Partnership's production in 2012 will rebound to historical levels.

        Water Supply for Irrigation.    With the May 2000 acquisition of the farming business, the Partnership acquired an irrigation well (the "Sisal Well"), which supplies water to the Partnership's orchards in Ka'u which were purchased in June 1986 and 1989. On May 1, 2000, the Partnership entered into a license agreement with Mauna Kea Agribusiness Company, Inc. ("MKACI") which allows the Partnership necessary access to maintain and operate the Sisal Well, as well as the use of roads to access, maintain and operate the Partnership's macadamia orchards. Annual rent for the license agreement is One Dollar. The license agreement terminates on June 30, 2045 or earlier if the May 1, 2000 lease between Partnership and Ka'u Agribusiness Company, Inc. ("KACI") is terminated by mutual consent.

        On a historical basis, the quantity of water available from the Sisal Well has been generally sufficient to irrigate these orchards in accordance with prudent farming practices. The irrigated portion of the Ka'u II Orchards is expected to need greater quantities of water as the orchards mature. The Partnership anticipates that the amount of water available from the Sisal well will be generally sufficient, assuming average levels of rainfall, to irrigate the irrigated orchards in accordance with prudent farming practices for the next several years. If the amount of water provided by the Sisal Well becomes insufficient to irrigate the above named orchards, the Partnership may consider increasing the capacity of the Sisal Well, drilling an alternative well into the historical source which provides water to the Sisal Well or obtaining water from other sources.

        In August 2010 the Partnership purchased the macadamia nut orchards, land and assets used in connection with macadamia nut farming operation from IASCO. Included in the assets is an irrigation well (the "Palima Well") that supplies water for the IASCO orchards, orchards owned by New Hawaii

Macadamia Nut Co. ("NHMNC"), and trees owned by the Partnership on leased land from the State of Hawaii. Under a prior agreement with IASCO, NHMNC received a portion of the water pumped out of the Palima Well and the Partnership, as the new owner of this well, is obligated to continue this service. The well provides supplemental irrigation and is generally sufficient, assuming average levels of rainfall, to sustain nut production at historical norms.

        If insufficient irrigation water is available to the irrigated orchards, then, based on historical average rainfall levels, diminished yields of macadamia nut production can be expected.

        Employees.    The Partnership's farming operations require a large number of workers, many on a seasonal basis. The labor market on the island of Hawaii is very competitive and most of the Partnership's employees are unionized under contracts which expire in May 2013. In previous years, we have obtained the services of foreign workers, which the Partnership has not continued. In the event that the Partnership is not able to obtain and retain both permanent and seasonal workers to conduct its farming operations, or in the event that the Partnership is not able to maintain satisfactory relationships with its unionized workers, the Partnership's financial results could be negatively impacted.

        Key Personnel.    Certain key personnel are critical to the Partnership's business. The Partnership's future operating results depend substantially upon the continued service of its key personnel. The Partnership's future operating results also depend in significant part upon its ability to attract and retain qualified management, technical and support personnel. The Partnership cannot ensure success in attracting or retaining qualified personnel. There may be only a limited number of persons with the requisite skills and relevant industry experience to serve in those positions and it may become increasingly difficult for the Partnership to hire personnel over time. The Partnership's business, financial condition and results of operations could be materially adversely affected by the loss of any of its key employees, by the failure of any key employee to perform in his or her current position, or by the Partnership's inability to attract and retain skilled employees.

        Environmental.    The Partnership uses herbicides, fertilizers and pesticides, some of which may be considered hazardous or toxic substances. Various federal, state, and local environmental laws, ordinances and regulations regulate the Partnership's properties and its farming operations and could make the Partnership liable for costs of removing or cleaning up hazardous or toxic substances on, under, or in property that it currently owns, leases or that the Partnership has previously owned or leased or upon which the Partnership currently or previously conducted farming operations. These laws could impose liabilities without regard to whether the Partnership knew of, or was responsible for, the presence of hazardous or toxic substances. The presence of hazardous or toxic substances, or the failure to properly clean up such substances when present, could jeopardize the Partnership's ability to use or sell certain real property, use it as collateral or result in fines or clean up costs. Future environmental laws could impact the Partnership's farming operations or increase its cost of goods.

        Significant influence over the Partnership's affairs may be exercised by certain Depositary Receipt Holders.    As of March 21, 2011, the Depositary Receipt Holders holding more than 5% of our Depositary Receipts were Fred and Mary Wilkie Ebrahimi (approximately 42.1% beneficial ownership), Barry W. Blank Living Trust (approximately 7.8% beneficial ownership) and Leap Tide Capital Management, Inc. (approximately 8.1% beneficial ownership). Fred and Mary Wilkie Ebrahimi or the principal Depositary Receipt Holders, if they acted in concert, would have the ability to control or block approvals that may be sought from Depositary Receipt Holders, including modifications to the Partnership Agreement. Also, the significant concentration of Depositary Receipt holdings may deter persons desiring to make bids to acquire the Partnership, since they may not be able to do so without the cooperation of these principal Depositary Receipt Holders. In addition, if the Ebrahimis or other large Depositary Receipt Holders were to sell a large number of the Partnership's Depositary Receipts, the market price of the Partnership's Depositary Receipts could decline significantly. Furthermore, the perception in the public market that the Ebrahimis or other large Depositary Receipt Holders might sell the Partnership's Depositary Receipts could depress the market price of the Partnership's

Depositary Receipts, regardless of their actual plans. Effective October 1, 2009 Bradford C. Nelson was elected as a director of the Partnership. Mr. Nelson has been Chief Financial Officer of Seemorgh Investments, Inc., a company owned by Mr. Fred Ebrahimi, since January 2007 and has served as an officer and director of a group of companies in the United States of America, Europe and Asia owned by the Ebrahimi family since 2002.

        Depositary Receipt Holders have limited voting rights.    The Partnership's Depositary Receipt Holders have limited voting rights on matters affecting the Partnership's business, which may have a negative effect on the price at which the Depositary Receipts trade. In particular, the Depositary Receipt Holders do not elect the directors of the general partner. Furthermore, if Depositary Receipt Holders are not satisfied with the performance of the directors they may find it difficult to remove any or all of the directors as the Partnership Agreement requires a vote of at least 66 2/3% of the outstanding Depositary Receipts to remove the general partner.

        Tax risks to Depositary Receipt Holders.    The anticipated after-tax benefit of an investment in the Partnership's Depositary Receipts depends largely on the treatment of the Partnership as a partnership for federal income tax purposes, as well as the Partnership not being subject to a material amount of entity-level taxation by individual states. If the Partnership were to be treated as a corporation for federal income tax purposes or become subject to additional amounts of entity-level taxation for state tax purposes, then the Partnership's cash available for distribution to Depositary Receipt Holders could materially decline.

        If the Partnership decides to acquire or construct a processing facility and if the Partnership pursues its plans to develop a branded market stategy and markets and sells macadamia nuts and macadamia nut products (see "Use of Proceeds—Vertical Integration—Processing Alternatives—Acquisition or Construction of a Processing Facility" and "Use of Proceeds—Vertical Integration—Marketing Strategy"), the Partnership intends that these operations will be conducted through a wholly owned separate, taxable corporation (the "Corporate Subsidiary") so that the Partnership will not be considered to be engaging in a substantial new line of business that would terminate its status as an Electing 1987 Partnership. See "Material U.S. Federal Income Tax Consequences—Publicly Traded Partnerships." The Partnership's transactions with the Corporate Subsidiary may be subject to federal, state or local taxes and any income or gain that the Partnership derives from those transactions would be included in the Partnership's income or gain that flows through to the Depositary Receipt Holders. In addition, any distributions that we receive from the Corporate Subsidiary will be taxable dividends to the extent of the corporation's earnings and profits. Conversely, losses that may be incurred by the Partnership as a result of transactions with the Corporate Subsidiary may be subject to deferral or disallowance. Because the Corporate Subsidiary will be subject to federal income tax and may be subject to state and local taxes, the Corporate Subsidiary's income available for distribution will be reduced by those taxes.

        If the price at which the Depositary Receipts are trading on the date of distribution of the Rights is materially greater than the subscription price, the excess could be treated as a constructive cash distribution to you. If the amount of the constructive cash distribution exceeds your basis in the Depositary Receipts you own, you could be required to recognize gain to the extent of that excess. See "Material U.S. Federal Income Tax Consequences—Rights Offering—Receipt of Rights."

        The tax liability of Depositary Receipt Holders could exceed their distributions. Because the Depositary Receipt Holders will generally be treated as partners to whom the Partnership will allocate taxable income, which can differ in amount than the cash distributed, the Depositary Receipt Holders will be required to pay any federal income tax and, in some cases, state and local income taxes on their allocable share of the Partnership's income.

        Tax gain or loss on the disposition of Depositary Receipts could be more or less than expected. If a Depositary Receipt Holder disposes of his Depositary Receipts, he will recognize a gain or loss equal to the difference between the amount realized and the Depositary Receipt Holder's tax basis. Because distributions in excess of a Depositary Receipt Holder's allocable share of the Partnership's net taxable income decrease the Depositary Receipt Holder's tax basis in such holder's Depositary Receipts, the amount, if any, of such prior excess distributions with respect to the Depositary Receipts sold will, in effect, become taxable income, if the Depositary Receipts sold are at a price greater than the Depositary Receipt Holder's tax basis, even if the price received is less than the Depositary Receipt Holder's original cost.

        The book and tax treatment of the Depositary Receipts have changed over the years and at this time for tax purposes the Depositary Receipt Holder will experience higher earnings or lower loss compared to the income determined under GAAP. Furthermore, given the restrictions on distributions under the Partnership's current financing agreement, Depositary Receipt Holders should not expect to receive any distributions from their Depositary Receipts and, thus, will have to bear tax liability on any income allocable to them.

        As a result of investing in Depositary Receipts, a Depositary Receipt Holder may become subject to state and local taxes and return filing requirements in the states where the Partnership owns property and conducts business. Ownership of the Depositary Receipts raises issues for tax-exempt entities and other investors. See "Material U.S. Federal Income Tax Consequences" for a more complete discussion of the federal income tax consequences of this Rights Offering.

Risk Factors Related to this Rights Offering

        If you do not exercise your Rights, your interest in the Partnership will be diluted.    Depositary Receipt Holders who do not fully exercise their Basic Subscription Rights should expect that they will, at the completion of this offering, own a smaller proportional interest in the Partnership than would otherwise be the case had they fully exercised their Basic Subscription Rights.

        You could be committed to buying Depositary Receipts above the prevailing market price.    Once you exercise your Rights, you may not revoke such exercise even if you later learn information that you consider to be unfavorable to the exercise of your Rights. The market price of the Partnership's Depositary Receipts may decline prior to the expiration of this offering, or a Rights Holder may not be able to sell Depositary Receipts purchased in this offering at a price equal to or greater than the subscription price. Until Depositary Receipts are delivered upon expiration of this Rights Offering, you will not be able to sell or transfer the Depositary Receipts that you purchase in this Rights Offering. Any such delivery will occur as soon as practicable after this Rights Offering has expired, payment for the Depositary Receipts subscribed for has cleared, and all calculations and reductions contemplated by the terms of this Rights Offering have been effected.

        The net proceeds we receive from the Rights Offering may be lower than we currently anticipate.    The Partnership does not have any formal commitments from any of its Depositary Receipt Holders to exercise their Rights in this Rights Offering, and the Partnership cannot assure you that any of its other Depositary Receipt Holders will exercise all or any part of their Basic Subscription Right. If the Partnership's Depositary Receipt Holders subscribe for fewer Depositary Receipts than it currently anticipate, the net proceeds the Partnership receive from this Rights Offering could be significantly lower than it currently expect.

        The subscription price for this offering is not an indication of the fair value of the Partnership's Depositary Receipts.    The subscription price of the Depository Receipts offered in this Rights Offering has been determined unilaterally by the Board of Directors of the Managing Partner of the Partnership. In setting the subscription price, the Board of Directors of the Managing Partner considered the current trading price of the Depository Receipts on the OTCQX, the historical market price for the Depository Receipts, the volume of trading on the OTCQX, fluctuations in the market price of the Depository Receipts, and other factors relating to the Partnership and the market for its Depository Receipts. The subscription price does not necessarily bear any relationship to the book value of the Partnership's assets, results of operations, cash flows, losses, financial condition or any other established criteria for value. You should not consider the subscription price as an indication of the fair value of the Partnership's Depositary Receipts. After the date of this prospectus, the Partnership's Depositary Receipts may trade at prices above or below the subscription price.

        If you do not act on a timely basis and follow subscription instructions, your exercise of Rights may be rejected.    Holders of Rights who desire to purchase Depositary Receipts in this offering must act on a timely basis to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m. Eastern time, on the Expiration Date, unless delivery of the Rights Certificate is effected pursuant to the guaranteed delivery procedures as described below. To be effective, any payment related to the exercise of the Right must clear prior to the expiration of this Rights Offering. If you are a beneficial owner of Depositary Receipts and you wish to exercise your Rights, you must act promptly to ensure that your broker, dealer, custodian bank, trustee or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, custodian bank, trustee or other nominee in sufficient time to deliver such forms and payments to the subscription agent to exercise the Rights granted in this offering that you beneficially own prior to 5:00 p.m., Eastern time on the Expiration Date unless delivery of the Rights Certificate is effected pursuant to the guaranteed delivery procedures as described below. We will not be responsible if your broker, dealer, custodian bank, trustee or other nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., Eastern time, on the Expiration Date.

        If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this Rights Offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the lesser of the payment received or the number of Rights you have. Neither we nor the subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

        If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to purchase Depositary Receipts in this Rights Offering.    Any uncertified check used to pay for Depositary Receipts to be issued in this Rights Offering must clear prior to the Expiration Date, and the clearing process may require five or more business days. If you choose to exercise your Rights, in whole or in part, and to pay for Depositary Receipts by uncertified check and your check has not cleared prior to the Expiration Date, you will not have satisfied the conditions to exercise your Rights and will not receive the Depositary Receipts you wish to purchase.

        Ownership of Units is different from ownership of stock.    Although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business, limited partner interests are inherently different from the capital stock of a corporation. The Depositary Receipts represent Units of limited partner interests. The rights of a Unitholder differ substantially from rights of a stockholder in many important respects. In particular, management of the Partnership is (except for certain specific matters requiring approval of Unitholders) vested in the Managing Partner. Although holders of 66 2/3% of the Units have the power to remove and replace the Managing Partner, Unitholders do not have the power to vote upon the composition of the Managing Partner's Board of Directors. Moreover, the right of Unitholders to participate in governance of the Partnership through exercise of voting rights is limited to certain specified matters. For a summary description of the rights of Unitholders, see "The Partnership Agreement."

        Depositary Receipts are not listed on a national securities exchange.    The Partnership's Depositary Receipts are currently traded on the OTCQX, which is an over-the-counter securities market, under the symbol "NNUT". The fact that the Partnership's Depositary Receipts are not listed on a national securities exchange is likely to make trading such Depositary Receipts more difficult for broker-dealers, Depositary Receipt Holders and investors. In addition, it may limit the number of institutional and other investors that will consider investing in the Partnership's Depositary Receipts, which may have an adverse effect on the price of the Partnership's Depositary Receipts. It may also make it more difficult for the Partnership to raise capital in the future. In addition, because the Partnership's Depositary Receipts are traded on the OTCQX, we are subject to fewer rules and regulations than if the Depositary Receipts were traded on Nasdaq or another national securities exchange.

        Potential Effect on Ownership and Control of the Partnership.    As of the Record Date, the combined beneficial ownership of the three (3) Depositary Receipt Holders holding more than 5% of the Depositary Receipts of the Partnership (the "Principal Holders") is approximately 58%. This gives the Principal Holders, if they acted in concert, the ability to control or block approvals that may be sought by the Managing Partner from Depositary Receipt Holders since most items upon which the Depositary Receipt Holders may vote require the approval of the Managing Partner and the approval of a majority of the Depositary Receipt Holders. See "The Partnership Agreement—Management." If the Principal Holders fully exercised their respective Rights, but the other Depositary Receipt Holders did not exercise any of their respective Rights then, the combined percentage beneficial ownership of the Principal Holders would increase from 58% to approximately 73%, which would give them the ability, if they acted in concert, to remove the Managing Partner, since that action requires a 66 2/3% vote of the Depositary Receipt Holders. See "The Partnership Agreement—Withdrawal or Removal of Managing Partner." In addition, if Fred and Mary Wilkie Ebrahimi fully exercised their Rights, but the other Depositary Receipt Holders did not exercise any of their respective Rights, then the Ebrahimis' beneficial ownership interest of approximately 42.1% as of the Record Date would increase to approximately 59% which would give them the ability to control or block approvals that may be sought by the Managing Partner, but not the ability to remove the Managing Partner. It is possible that the interests of the Ebrahimis or the other Principal Holders could conflict with the interests of the other Depositary Receipt Holders.

Tax Risks

        The tax consequences relating to the Rights are unclear under current law, and the Internal Revenue Service ("IRS") may adopt positions that differ from the positions we intend to take.    The Partnership does not anticipate that we or our existing Depositary Receipt Holders will recognize income or gain as a result of the issuance or exercise of the Rights, other than the gross income allocation to those who exercise Rights, as discussed below. However, the tax consequences relating to the issuance and exercise of the Rights are not certain and no assurance can be provided that the issuance and exercise of the Rights will be tax free or that our methods to be adopted for allocating income and loss among our Depositary Receipt Holders will be respected for federal income tax purposes. If the Partnership's allocations are not respected, a holder of Depositary Receipts could be allocated more taxable income (or less taxable loss) than anticipated.

        If you exercise your Rights, you will receive a gross income allocation that may materially increase the net income allocated to you.    If you exercise your Basic Subscription Right, you will receive an allocation of gross income equal to the excess of the then current capital account of an existing holder of Depositary Receipts (as adjusted to reflect the fair market value of the Partnership's properties), if any, over the portion of the subscription price that is allocable to your purchase of the Depositary Receipt. Because these gross income allocations to exercising Rights Holders will reduce the net income otherwise allocable to you and other existing Depositary Receipt Holders (partially offsetting the gross income allocation), the higher the level of participation in the Rights Offering, the lesser the net effect of these gross income allocations will be upon you or any particular exercising Rights Holder. However, it is possible that the full gross income allocation will be taxable to those who exercise their Rights.

        The Partnership may lose its status as an Electing 1987 Partnership taxable as a partnership.    As a partnership that is publicly traded, the Partnership would be taxable as a corporation but for its status as an Electing 1987 Partnership, the consequence of which is that the Partnership is taxed as a partnership for federal income tax purposes. If the Partnership were to lose its status as an Electing 1987 Partnership and not qualify for another exception to the publicly traded partnership rules, the Partnership would be taxed as a corporation and subject to federal and state taxation at the partnership level. Distributions to Depositary Receipt Holders would be treated either as a taxable dividend of current and accumulated earnings and profits or, in the absence of earnings and profits, as a nontaxable return of capital or taxable capital gain. Thus, taxation as a corporation would likely result in a material reduction to the a holder of Depositary Receipts' cash flow and after-tax return and thus would likely result in a substantial reduction in the value of the Depositary Receipts. Please read, "Material U.S. Federal Income Tax Consequences—Partnership Status—Consequences of Loss of Partnership Status."

        The Partnership's allocations of profits and losses may not be respected by the IRS.    The Partnership intends to allocate or profits and losses in a manner consistent with the requirements of the Internal Revenue Code. However, the IRS rules that govern the allocations of profits and losses, particularly with respect to allocations to be made to maintain the uniformity of Units, to account for differences between the book and tax capital accounts of Depositary Receipt Holders and to account for varying prices paid by Depositary Receipt Holders to purchase their Depositary Receipts, are complex and there is no assurance that the IRS will respect the allocation methods utilized by the Managing Partner. If there is an IRS challenge, the Partnership will likely incur administrative costs to defend the allocations. The cost of defending the allocations will increase the Partnership's expenses and will likely reduce the cash available for distribution and may reduce the value of the Depositary Receipts. In addition, if an adjustment is required, a Depositary Receipt Holder may be required to amend his income tax return for the year(s) in question and pay interest and penalties on any additional tax resulting from the adjustment.

THE RIGHTS OFFERING

Rights

        The Partnership is distributing, at no charge, to holders of our Depositary Receipts, non-transferable Rights to purchase up to an aggregate of 7,500,000 Depositary Receipts at a price of $        per Depositary Receipt in this Rights Offering. Each Right consists of a Basic Subscription Right. You will receive one Right for each Depositary Receipt held by you of record as of 5:00 p.m., Eastern time, on the Record Date.

  Basic Subscription Rights

        The Basic Subscription Right gives you the right to purchase one new Depositary Receipt at a subscription price of $        per Depositary Receipt. You may exercise all or a portion of your Rights, or you may choose not to exercise any of your Rights. Fractional Depositary Receipts resulting from the exercise of the Basic Subscription Right on an aggregate basis as to any Rights Holder will be eliminated by rounding down to the nearest whole Depositary Receipt. There will be no over-subscription privilege.

Delivery of Depositary Receipts

        The Partnership will deliver Certificates evidencing Depositary Receipts to you or your nominee representing the Depositary Receipts that you purchased in this Rights Offering as soon as practicable following the expiration of this Rights Offering.

Reasons for the Rights Offering

        The Partnership is conducting the Rights Offering to raise additional capital that will allow it to expand the business of the Partnership. The Partnership intends to use the proceeds from this offering to (1) commence implementation of its vertical integration strategy to market and sell macadamia nuts in branded and bulk form, (2) if it elects to husk and dry its nuts before sale, to construct drying and storage facilities and improve its husking facility, (3) invest in restoration and improvements to existing orchards to improve crop yields, (4) seek to acquire additional macadamia nut orchards, and (5) for general Partnership purposes. A more detailed description of the intended use of proceeds is set forth under the heading "Use of Proceeds."

Method of Exercising Rights

        The exercise of Rights is irrevocable and may not be cancelled or modified. You may exercise your Rights as follows:

  Subscription by Registered Holders

        If you hold Depositary Receipts in your name, the number of Depositary Receipts you may purchase pursuant to your Basic Subscription Rights is indicated on the enclosed rights certificate. You may exercise your Rights by properly completing and executing the rights certificate and forwarding it, together with your full payment and any other required subscription documents, to the subscription agent at the address given below under "—Subscription Agent," to be received at or before the expiration of this Rights Offering.

  Subscription by Beneficial Owners

        If you are a beneficial owner of Depositary Receipts that are registered in the name of a broker, dealer, custodian bank or other nominee, you will not receive a rights certificate. Instead, we will issue one Right to the nominee record holder for each Depositary Receipts that you own on the Record

Date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for Depositary Receipts in this Rights Offering and follow the instructions provided by your nominee.

Payment Method

        As described in the instructions accompanying the rights certificate, payments submitted to the subscription agent must be made in U.S. currency, by one of the following three methods:

  •
  by a cashier's check drawn upon a U.S. bank payable to "American Stock Transfer & Trust Company, LLC";

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  by an uncertified check drawn upon a U.S. bank payable to "American Stock Transfer & Trust Company, LLC"; or

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  by wire transfer of immediately available funds at the following account: "American Stock Transfer & Trust Company, LLC, JP Morgan Chase, ABA # 021000021, A/C # 530-354624, Beneficiary: American Stock Transfer, Reference: "AST as Depository Agent for ML Macadamia", JP Morgan swift code is: CHASUS33 . Any wire transfer should clearly indicate the identity of the subscriber who is paying the subscription price by wire transfer.

        Payments will be deemed to have been received upon (i) clearance of any cashier's check or uncertified check or (ii) receipt of funds in the subscription account designated above. If paying by uncertified check, please note that the funds paid thereby may take five or more business days to clear. Accordingly, Rights Holders who wish to pay the subscription price by means of uncertified check are urged to make payment sufficiently in advance of the expiration time of this Rights Offering to ensure that such payment is received and clears by such time.

        You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US. We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed rights certificate, all other required subscription documents and payment of the full subscription amount.

        The method of delivery of rights certificates, all other required subscription documents and payment of the subscription amount to the subscription agent will be at the risk of the holders of Rights. If sent by mail, we recommend that you send those documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the subscription agent and clearance of payment before this Rights Offering expires.

Incomplete or Incorrect Subscription Documents or Payment

        If you fail to properly complete and duly sign the rights certificate and all other required subscription documents or otherwise fail to follow the subscription procedures that apply to the exercise of your Rights before this Rights Offering expires, the subscription agent will reject your subscription or accept it only to the extent of the payment received or to the extent that it complies with any applicable limitations. Neither we nor our subscription agent accepts any responsibility to contact you concerning an incomplete or incorrect subscription document, nor are we under any obligation to correct such documents. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

        If you send a payment that is insufficient to purchase the number of Depositary Receipts you requested, or if the number of Depositary Receipts you requested is not specified in the forms or exceeds the number of Depositary Receipts to which you are entitled, the exercise of your Rights will be given effect to the fullest extent possible based on the amount of the payment received (but not greater than the number to which you are entitled under your Rights), subject to the elimination of fractional Depositary Receipts. Any excess subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable following the expiration of this Rights Offering.

Expiration Date

        You may exercise your Rights, prior to 5:00 p.m., Eastern time, on, [      ], 2012, which is the expiration of this Rights Offering. If you do not exercise your Rights before that time, your Rights will expire and will no longer be exercisable and any Rights not exercised before that time will be void and worthless without any payment to the holders thereof. We will not be required to issue Depositary Receipts to you if the subscription agent receives your rights certificate, any required subscription document or your subscription payment after that time.

        If you hold your Depositary Receipts in the name of a broker, dealer, custodian bank or other nominee, the nominee will exercise the Rights on your behalf in accordance with your instructions. Please note that your nominee may establish a deadline before the expiration time of this Rights Offering.

        We do not intend to extend the Expiration Date of this Rights Offering.

Conditions to this Rights Offering

        There are no conditions precedent to this Rights Offering.

Information Agent

        Phoenix Advisory Partners will act as the information agent in connection with this Rights Offering. The information agent does not make any recommendations as to whether or not you should exercise your Rights. The information agent will receive for its services a fee estimated to be approximately $8,000 plus reimbursement of all reasonable out-of-pocket expenses related to this offering. If you have any questions or need further information on this rights offering, please contact the information agent at the address below:

Phoenix Advisory Partners
110 Wall Street, 27th Floor
New York, New York 10005
Toll-free:    (877) 478-5038
Brokerage Firms and Banks:    (212) 493-3910

Subscription Agent

        The subscription agent for this Rights Offering is American Stock Transfer & Trust Company, LLC. The rights certificate, all other required subscription documents and payment of the subscription price must be delivered to the subscription agent by one of the methods described below:

Delivery by Mail:	Delivery by Hand, Express Mail or Overnight Courier:
American Stock Transfer & Trust Company, LLC	American Stock Transfer & Trust Company, LLC
Operations Center	Operations Center
Attn: Reorganization Department	Attn: Reorganization Department
P. O. Box 2042	6201 15th Avenue
New York, New York 10272-2042	Brooklyn, New York 11219

Telephone Number for Confirmation or Information:
(800) 937-5449

        If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the subscription agent and clearance of payment before this Rights Offering expires. You may also send payment by wire transfer. See "Methods of Payment" for more information. Do not send or deliver these materials or payments to us.

        If you deliver rights certificates, any other required subscription documents or payments in a manner different than that described above, we may not honor the exercise of your Rights.

        Any questions or requests for assistance concerning the method of subscribing for Depositary Receipts or for additional copies of this prospectus or Rights Certificates may be directed to the Information Agent at its telephone number and address listed above.

        Depositary Receipt Holders may also contact their broker, dealer, custodian bank, trustee or other nominee for information with respect to this Rights Offering.

No Fractional Depositary Receipts

        All Depositary Receipts will be sold at a purchase price of $        per Depositary Receipt representing one Unit. The Partnership will not issue fractional Depositary Receipts. Fractional Depositary Receipts resulting from the exercise of the Basic Subscription Rights on an aggregate basis as to any Rights Holder will be eliminated by rounding down to the nearest whole Depositary Receipt.

Medallion Guarantee May Be Required

        Your signature on each rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, in the following circumstances:

  •
  you wish to have your Depositary Receipts issued to someone other than the registered holder.

        You can obtain a signature guarantee from a financial institution—such as a commercial bank, savings and loan association, credit union or broker dealer—that participates in one of the Medallion signature guarantee programs. The three Medallion signature guarantee programs are the following:

  •
  Securities Transfer Agents Medallion Program (STAMP) whose participants include more than 7,000 U.S. and Canadian financial institutions.

  •
  Stock Exchanges Medallion Program (SEMP) whose participants include the regional stock exchange member firms and clearing and trust companies.

  •
  New York Stock Exchange Medallion Signature Program (MSP) whose participants include NYSE member firms.

        If a financial institution is not a member of a recognized Medallion signature guarantee program, it would not be able to provide signature guarantees. Also, if you are not a customer of a participating financial institution, it is likely the financial institution will not guarantee your signature. Therefore, the best source of a Medallion Guarantee would be a bank, savings and loan association, brokerage firm, or credit union with whom you do business. The participating financial institution will use a Medallion imprint or stamp to guarantee the signature, indicating that the financial institution is a member of a Medallion signature guarantee program and is an acceptable signature guarantor.

Guaranteed Delivery Procedures

        If you wish to exercise Rights, but you do not have sufficient time to deliver the rights certificate evidencing your Rights and all other required subscription documents to the subscription agent prior to the expiration of this Rights Offering, you may exercise your Rights by the following guaranteed delivery procedures:

  •
  deliver to the subscription agent prior to the expiration of this Rights Offering the subscription payment for each Depositary Receipt you elected to purchase pursuant to the exercise of Rights in the manner set forth above under "—Payment Method,"

  •
  deliver to the subscription agent prior to the expiration of this Rights Offering the form entitled "Notice of Guaranteed Delivery," and

  •
  deliver the properly completed and duly executed rights certificate evidencing your Rights being exercised, with any required signatures guaranteed, and all other required subscription documents to the subscription agent within three business days following the date you submit your notice of guaranteed delivery.

        Your notice of guaranteed delivery must be delivered in substantially the same form provided with the instructions on your rights certificate. Your notice of guaranteed delivery must include a signature guarantee from an eligible institution described above.

        In your notice of guaranteed delivery, you must provide:

  •
  your name;

  •
  the number of Rights represented by your rights certificate and the number of Depositary Receipts for which you are subscribing under your Basic Subscription Right; and

  •
  your guarantee that you will deliver to the subscription agent a rights certificate evidencing the Rights you are exercising and all other required subscription documents within three business days following the date the subscription agent receives your notice of guaranteed delivery.

        You may deliver your notice of guaranteed delivery to the subscription agent in the same manner as your rights certificate at the address set forth above under "—Subscription Agent."

Notice to Nominees

        If you are a broker, custodian bank or other nominee holder that holds Depositary Receipts for the account of others on the Record Date, you should notify the beneficial owners of the Depositary Receipts for whom you are the nominee of this Rights Offering as soon as possible to determine whether or not they intend to exercise their Rights. You should obtain instructions from the beneficial owners of our Depositary Receipts. If a beneficial owner of our Depositary Receipts so instructs, you should complete the rights certificate and all other required subscription documents and submit them to the subscription agent with the full subscription payment by the Expiration Date. You may exercise the number of Rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our Depositary Receipts on the Record Date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled "Nominee Holder Certification," which is provided with your Rights Offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.

Beneficial Owners

        If you are a beneficial owner of Depositary Receipts and will receive your Rights through a broker, custodian bank or other nominee, we will ask your nominee to notify you of this Rights Offering. If you wish to exercise your Rights, you will need to have your nominee act for you, as described above.

To indicate your decision with respect to your Rights, you should follow the instructions of your nominee. If you wish instead to obtain a separate rights certificate, you should contact your nominee as soon as possible and request that a rights certificate be issued to you. You should contact your nominee if you do not receive notice of this Rights Offering, but believe you are entitled to participate in this Rights Offering. We are not responsible if you do not receive the notice by mail or otherwise from your nominee or if you receive notice without sufficient time to respond to your nominee by the deadline established by your nominee, which may be before the expiration of the Rights Offering.

No Recommendation to Right Holders

        Neither the Managing Partner nor its Board of Directors is making a recommendation regarding any exercise of your Rights. Rights Holders who exercise Rights risk investment loss on money invested. The market price of our Depositary Receipts may be volatile and, accordingly, the Depositary Receipts that you purchase in this offering may trade at a price lower than the subscription price and may prevent you from being able to sell the Depositary Receipts when you want to or at prices you find attractive. You should make your decision based on your assessment of our business and financial condition, our prospects for the future and the terms of this Rights Offering. Please see "Risk Factors" for a discussion of some of the risks involved in investing in our Depositary Receipts.

Market for Units

        The Depositary Receipts issuable upon exercise of the Rights will be listed for trading on the OTCQX under the symbol "NNUT."

Transferability of Rights

        The Rights are not transferable and they do not and will not have a trading market.

Validity of Subscriptions

        The Partnership will resolve all questions regarding the validity and form of the exercise of your Rights, including time of receipt and eligibility to participate in this Rights Offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. The Partnership reserves the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must provide missing documents or information, correct any inaccurate information and resolve any other discrepancies in connection with your subscriptions before the Rights Offering expires, unless we waive those defects in our sole discretion. Neither we nor the subscription agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted only when the subscription agent receives a properly completed and duly executed rights certificate and any other required subscription documents and the full subscription payment including final clearance of any uncertified check. Our interpretations of the terms and conditions of this Rights Offering will be final and binding.

No Revocation or Change

        Once you submit the rights certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of Rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your Rights unless you are certain that you wish to purchase Depositary Receipts at the subscription price.

Depositary Receipt Holder Rights

        You will have no rights as a holder of the Depositary Receipts you purchase in this Rights Offering until such new Depositary Receipts are issued to you. The Partnership will mail you Certificates evidencing Depositary Receipts or a direct registration account statement as soon as practicable following the expiration of the Rights Offering.

Foreign Depositary Receipt Holders

        The Partnership will not mail this prospectus or rights certificates to Depositary Receipt Holders with addresses that are outside the United States or that have an army post office or foreign post office address. The subscription agent will hold these rights certificates for their account. To exercise Rights, our foreign Depositary Receipt Holders must notify the subscription agent prior to 5:00 p.m., Eastern time, at least three business days prior to the expiration of this Rights Offering of their exercise of such Rights, and, with respect to holders whose addresses are outside the United States, provide evidence satisfactory to us that the exercise of such Rights does not violate the laws of the jurisdiction of such Depositary Receipt Holder.

Fees and Expenses

        The Partnership will pay all fees charged by the subscription agent and the information agent and all other expenses incurred by us in this Rights Offering. You are responsible for paying any commissions, fees, taxes or other expenses incurred in connection with the transfer or exercise of your Rights.

PLAN OF DISTRIBUTION

        On or about [                        ], 2012, the Partnership will distribute at no cost the Rights to our Depositary Receipt Holders of record as of 5:00 p.m., Eastern time, on                          , 2012. If you wish to exercise your Rights, you must timely comply with the exercise procedures described in "The Rights Offering—Method of Exercising Rights."

        The Partnership has agreed to pay the subscription agent customary fees plus certain expenses in connection with this Rights Offering. The Partnership has not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of Rights. Except as described in this section, the Partnership is not paying any other commissions, underwriting fees or discounts in connection with this Rights Offering.

        Some of the Partnership's employees may solicit responses from you as a holder of Rights, but the Partnership will not pay its employees any commissions or compensation for these services other than their normal employment compensation. We estimate that the Partnership's total expenses in connection with this Rights Offering will be $268,000.

        If you have any questions, you should contact the Information Agent as provided in "The Rights Offering—Information Agent."

USE OF PROCEEDS

        Assuming all Rights to purchase all 7,500,000 Depositary Receipts are exercised, the Partnership estimates that the net proceeds of this Rights Offering, after deducting estimated expenses of this Rights Offering payable by the Partnership, will be approximately [$19,982,000]. Because there is no minimum number of Depositary Receipts that must be sold in this Rights Offering, the Partnership can provide no assurance regarding the amount of capital it will actually raise in this Rights Offering. The Partnership intends to use the net proceeds we receive from this offering to take steps to restructure and expand the Partnership's business and to provide funds for general Partnership purposes. These steps may include expenditures to (1) commence implementation of its vertical integration strategy (as described below) to market and sell macadamia nuts in branded and bulk form, (2) if it elects to husk and dry its nuts before sale, to construct drying and storage facilities and improve its husking facility, (3) invest in restoration and improvements to existing orchards to improve crop yields, (4) seek to acquire additional macadamia nut orchards, and (5) for general Partnership purposes.

        No definitive plan for the use of proceeds has been developed by the Partnership and the Managing Partner is assessing various alternatives and variables, some of which are outside the control of the Partnership, in order to determine how to allocate the proceeds from the exercise of Rights among these various uses. At this time, the Partnership intends to commence spending funds to implement its marketing strategy, although it has not set a maximum or minimum amount that it will spend on that use. The amount of funds spent on the marketing strategy depends upon the other purposes for which the funds will be used, an evaluation of the ultimate success of the marketing strategy as it is implemented and the funds available from operations for such purposes. At this time, the Partnership intends to use a minimum of approximately $600,000 to $900,000 to invest in restoration and improvements to existing orchards to increase crop yields. It could spend more for this purpose, if after assessment the Partnership felt it would be beneficial to do so. The Partnership will seek to acquire additional mature macadamia orchards if it can do so on reasonable terms but has not set a minimum or a maximum amount that would be used for this purpose and has not yet identified specific orchards or commenced negotiations for such orchards. The Partnership also intends to expend $1.5 to $2 million to construct drying and storage facilities and to improve its husking facility, if it elects to husk and dry nuts itself as the processing alternative, a decision which has yet to be made.

        After the Expiration Date, from time to time, the Managing Partner will consider the then current circumstances affecting the Partnership, opportunities or alternatives available to it and the costs and benefits relating to any particular use of proceeds, and will make decisions as to the use of all or part of the net proceeds for certain items. Set forth below are certain avenues for the use of proceeds that are being explored by the Managing Partner. Other avenues may be considered in the future. Several of these alternatives would potentially require the investment of sums in excess of the proceeds from this Rights Offering and the Partnership could determine to not pursue some of the alternatives. If additional funds were required to implement chosen alternatives, the Partnership would have to seek debt financing and/or additional equity investments to fund them. Any proceeds not used for specific projects will be held for general Partnership purposes. Until the net proceeds are utilized, the Partnership intends to invest them in short term investments and deposits.

  Vertical Integration

        Since its inception in 1986, the Partnership's business has been limited to the growing and farming of macadamia nuts. Until 2006, all of the Partnership's production was sold to Mauna Loa under long-term, profit-sharing supply agreements. This arrangement assured the Partnership an outlet for all of its production at favorable prices and there was no need for the Partnership to have its own nut processing facility or marketing operation.

        In December 2006, a major supply agreement with Mauna Loa, covering 75% of the Partnership's production, expired and Mauna Loa was unwilling to extend the agreement under similar terms. The Partnership briefly attempted to sell some of its production to other Hawaiian processors who were either unable to consistently perform under the sale agreements or unwilling to provide long-term agreements with attractive pricing. The Partnership then sold its production to Mauna Loa in 2008 and 2009 under short-term agreements with annually negotiated pricing terms. The financial results from this arrangement have been disappointing and the Partnership is exposed to significant risk that the contract prices could fall or the contracts could be terminated. Effective January 2012, the Partnership and Mauna Loa agreed to divide the 21 million pound volume related to their short-term contract into three equal segments, with contract A expiring December 31,2012, contract B expiring December 31,

2013 and contract C expiring December 31, 2014. The staggered expiration dates were designed to (1) smooth the effects of market price volatility since the pricing for only 1/3 of the volume is re-negotiated annually and (2) allow either party to exit the relationship gradually if they choose not to renew the expiring contracts.

        Until March 2008, when the Unitholders of the Partnership approved an amendment to the Partnership Agreement which allows the Partnership to process and market its macadamia nuts, the Partnership could not engage in such activities under the Partnership Agreement. Management of the Partnership is in the process of developing a comprehensive sales strategy to directly market its nut production as it becomes available as existing contracts expire. To be able to directly market its nut production, the Partnership must be able to process its wet-in-shell nuts into kernels that may be packaged into branded and bulk forms suitable for sale to customers, a capability that it does not have at this time. Demand for macadamia nuts is very strong at the present time and global supply is constrained. It is estimated that if fully implemented, a vertical integration process will require a minimum investment of approximately $10-$15 million over the next number of years, depending upon the processing solution selected and the rate of retail sales growth desired.

        Should the Partnership terminate any of its existing nut agreements or choose processing alternatives other than Mauna Loa, the loss of raw material supply could adversely affect the factory efficiency and/or sales potential of Mauna Loa, the Partnership's sole customer. The reaction by Mauna Loa, if any, cannot be determined but such actions could potentially have an impact on the Partnership's plans and results.

  Processing Alternatives

        Contract Processing.    As part of its current short-term supply agreements with Mauna Loa, the Partnership holds an option to require Mauna Loa to use commercially reasonable efforts to process the Partnership's production covered by a contract at a fee equal to Mauna Loa's cost for a period of two years after a contract is terminated. This alternative, although currently short-term in nature, would require no capital investment by the Partnership. Alternatively, other Hawaii processors have open capacity to process a portion of the Partnership's production and their capacity could potentially be expanded if that option was selected. A third option which is under evaluation is to husk and dry the Partnership's nuts in Hawaii and then send the dried nuts offshore for processing. This option would require an estimated investment of between $1.5 and $2.0 million over three years for husking facility improvements and drying and storage facilities. Contract processing is an attractive solution in the short-term since no investment of capital would be required (other than the investment relating to husking and drying the nuts in Hawaii before sending the dried nuts offshore for processing) and the responsibility for managing the processing facility would be borne by third parties. Contract processing would also provide the Partnership the necessary time to acquire or construct its own nut processing facility should it decide to do so.

        Acquisition or Construction of a Processing Facility.    There are presently no macadamia processing facilities in Hawaii that are available for sale. The current Mauna Loa facility is best suited to accommodate the Partnership's production since it has the necessary capacity and is most effective in dealing with the Partnership's mechanically harvested production. We believe that the efficiency of the Mauna Loa plant could be adversely affected if the Partnership diverted a significant portion of its production to another facility in Hawaii or offshore. There are several smaller processing facilities in Hawaii, but they are not presently available for sale and would require additional investment of approximately $3-5 million to expand their nut processing capacity. Management estimates that the cost to build a new facility to process the Partnership's production would be between $10 and $12 million and would take approximately three years to construct. If this option is selected, the Partnership might seek to fund the construction or acquisition of its own processing facility with a combination of equity and long-term debt in order to retain sufficient proceeds to utilize for the other initiatives outlined below.

  Marketing Strategy

        The Partnership is in the preliminary stages of developing a branded marketing strategy to sell its nut production as it becomes available from expiring contracts. We intend to capitalize on the healthful nutritional properties inherent in tree nuts to build a line of macadamia-based foods sold under the brand name "Royal Hawaiian Orchards". Savory macadamia products have been deemphasized in the continental United States markets in recent years, leaving a void in the market which has not been filled. Accordingly, the primary product line will be a variety of new savory macadamia products that we expect to fill voids in retail distribution on the U.S. mainland. In addition, we expect that the savory line, along with branded line extensions and strong ingredient nut prices for macadamias, would better position the Partnership to be able to sell all available production at higher prices and margins than are being currently realized under existing contracts. In order to fully implement this strategy, the Partnership estimates it would need to invest approximately $5-$7 million over the next number of years to develop a new brand, products, package graphics, marketing strategy, broker network, slotting and social/conventional media programs. Management has significant experience developing, distributing and marketing premium priced and "better for you" products and intends to seek distribution in retail chains that target consumers with healthy eating habits and the disposable income necessary to afford premium products. The Partnership has also recently developed several retail products which are currently being presented to distributors and retailers for distribution in Europe.

        As part of its marketing and branding strategy, the Partnership intends to rename the Partnership as "Royal Hawaiian Orchards, L. P." Royal Hawaiian was the original brand name used to market the macadamia nuts grown in our orchards from 1946 until 1973.

  Orchard Expansion

        The Partnership leases approximately 1,948 tree acres of land for its orchard operations. One of these leases terminates and two of these leases allow the lessor to purchase the trees from the Partnership at fair market value in the year 2019. If all the owners of all three of these orchards were to terminate, the Partnership would lose approximately 919 tree acres or 20% of its production which could have a material adverse effect on the Partnership's operations. The lessor of the two leases has indicated that its present intention is to take back the orchards on this date.

        In order to mitigate this risk, the Partnership intends to actively pursue the acquisition of mature macadamia nut orchards in Hawaii should they become available. We also intend to restore and improve certain existing orchards currently owned by the Partnership which is expected to improve yields, reduce spoilage and improve kernel recovery. Management intends to allocate $600,000 to $900,000 at this time in proceeds from this Rights Offering for the restoration and improvements to its orchards. It will consider the acquisition of additional orchards on a case by case basis.

  General Partnership Purpose

        The Partnership has limited working capital and in the recent past has not always been able to fully repay its revolving credit facility each year as it has historically done. Management may use cash from the proceeds of the Rights Offering to reduce its revolving credit facility or for other general Partnership purposes. Management does not intend to accelerate the repayment of existing long-term debt.

MARKET FOR DEPOSITARY RECEIPTS AND DISTRIBUTION POLICY

Price Range of Depositary Receipts

        Our Depositary Receipts are traded on the OTCQX under the symbol "NNUT."

        The following table sets forth the quarterly high and low sales prices of our Depositary Receipts on the OTCQX for the periods indicated:

		Distribution	High	Low
2011:	4th Quarter	$0.000	2.68	2.45
	3rd Quarter	0.000	2.70	2.40
	2nd Quarter	0.000	2.75	2.45
	1st Quarter	0.000	2.91	2.50
2010:	4th Quarter	$0.000	3.00	2.40
	3rd Quarter	0.000	2.85	2.31
	2nd Quarter	0.000	2.89	2.33
	1st Quarter	0.000	2.49	2.20

        On March     , 2012, the last closing sale price reported on the OTCQX for our Depositary Receipts was $      per Depositary Receipt.

Holders

        As of the Record Date for this Rights Offering, there were 3,153 registered holders of Depositary Receipts.

Distribution Policy

        Unitholders are entitled to receive distributions if, as and when declared by the Managing Partner out of funds legally available for distribution and in accordance with the terms of the Partnership Agreement. All distributions to Unitholders are made in accordance with their respective participations in profits and losses of the Partnership. See "The Partnership Agreement—Distributions."

        However, under the Partnership's current financing agreement with American AgCredit Capital Markets, distributions to Unitholders are prohibited unless approved by the lender. No distributions to Unitholders have been made since 2007.

 CAPITALIZATION

        The following table sets forth our capitalization as of February 26, 2012:

  •
  on an actual basis; and

  •
  on an adjusted basis to give effect to this Rights Offering assuming the exercise of Rights to purchase 7,500,000 Depositary Receipts in this Rights Offering for gross proceeds of [$20,250,000].

        You should read this information together with our consolidated historical financial statements, the accompanying notes thereto and Management's Discussion and Analysis in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 which is incorporated herein by reference.

	As of February 26, 2012
	Actual (in thousands)	As adjusted for rights offering(1)
		(unaudited) (in thousands)
Cash and cash equivalents	$480	$20,462

Total Debt	$8,838	$8,838

Partners' Capital:
General Partner	81	81

Class A limited partners	42,776	62,758

Accumulated other comprehensive loss	(329)	(329)

Total partners' capital	42,528	62,510

Total capitalization	$51,366	$71,348

(1)
Depositary Receipts assumed issued pursuant to this offering based on the 7,500,000 Depositary Receipts outstanding as of the Record Date. Assumes full exercise of all Rights resulting in gross proceeds of [$20,250,000].

DESCRIPTION OF CLASS A UNITS

        The following is a summary description of our Class A Units. This description is not complete and is qualified in its entirety by reference to the provisions of the Amended and Restated Agreement of Limited Partnership of ML Macadamia Orchards, L.P. entered into as of April 14, 1986, as amended and restated as of October 14, 1989, and as further amended and restated effective as of March 10, 2008 (the "Partnership Agreement") and the applicable provisions of the Delaware Revised Uniform Limited Partnership Act. See "The Partnership Agreement" for a summary of the material terms of the Partnership Agreement.

        Our limited partner interests consist of Class A Units ("Units"). As of the Record Date, 7,575,757 Units were outstanding consisting of 7,500,000 Units evidenced by Depositary Receipts owned by our limited partners and 75,757 Units which are owned by the Managing Partner and are not evidenced by Depositary Receipts. The Managing Partner is wholly owned by the Partnership. The Depositary Receipts were held by 3,153 Depositary Receipt Holders of record as of the Record Date. Ownership of Units evidences entitlement to participate in a percentage of the Partnership's profits, losses and distributions in accordance with the percentage interests in the Partnership represented thereby. Depositary Receipts evidencing Units are registered under the Exchange Act, and the Partnership is subject to the reporting and proxy solicitation requirements of the Exchange Act and the rules and regulations thereunder. The Partnership is required to file periodic reports containing financial and other information with the SEC (see "Available Information"). The Depositary Receipts currently outstanding are listed on the OTCQX. Units evidenced by Depositary Receipts are securities and are transferable except as restricted by federal or state securities laws. A record holder of a Depositary Receipt has the right to negotiate the Depositary Receipts and the Units evidenced thereby to a subsequent purchaser or transferee.

        Transferability.    Ownership of Units is evidenced by Certificates, which are not transferable except by operation of law. However, upon deposit of Certificates with our Depositary, the Depositary will issue a transferable Depositary Receipt. Although Depositary Receipts are transferable, no transfer of Depositary Receipts will be recorded or otherwise recognized by the Partnership unless and until the transferee has delivered a properly executed Transfer Application to the Depositary. For further detail please see "The Partnership Agreement—Transferability; Status As Limited Partners or Assignees."

        Distributions.    Depositary Receipt Holders are entitled to receive distributions if, as and when declared by of our Managing Partner out of any funds legally available for distribution and in accordance with the terms of the Partnership Agreement. However, under our current financing agreement, distributions to Depositary Receipt Holders are prohibited without the prior consent of the lender. For more information, see "The Partnership Agreement—Distributions."

        Liquidation and Dissolution.    In the event of liquidation or dissolution of the Partnership, the Depositary Receipt Holders are entitled to receive in proportion and to the extent of their capital accounts all assets available for distribution to Depositary Receipt Holders after the payment of all debts and other liabilities in accordance with the terms of the Partnership Agreement. See "The Partnership Agreement—Dissolution and Liquidation."

        No Preemptive or Conversion Rights.    Depositary Receipt Holders do not have preemptive rights to purchase additional Depositary Receipts and have no conversion or redemption rights under the Partnership Agreement.

        Voting Rights.    Unitholders, including persons who are limited partners and persons who are assignees of record on the applicable record date, are entitled to one vote per Unit on matters submitted to them for a vote. The right of Unitholders to vote on Partnership matters is limited to specific decisions as to which Unitholder approval is required by the Partnership Agreement. In addition, the voting rights of Unitholders may not be exercised unless the Partnership has received an opinion of independent counsel that exercise of such right and the action proposed to be taken with respect to a particular matter will not result in (i) the loss of limited liability of any Unitholder or (ii) the treatment of the Partnership as an association taxable as a corporation for federal income tax purposes. See "The Partnership Agreement—Meetings; Voting."

        Management.    Management of the Partnership is vested in the Managing Partner. Unitholders have no right to participate in the election of the Managing Partner's directors. The Managing Partner may be removed only upon the affirmative vote of Unitholders owning at least 66 2/3% of the Units then outstanding. See "Partnership Agreement—Withdrawal or Removal of Managing Partner."

 THE PARTNERSHIP AGREEMENT

        The following is a summary of the material provisions of the Amended and Restated Agreement of Limited Partnership of ML Macadamia Orchards, L.P. entered into as of April 4, 1986, as amended and restated October 14, 1989, and as further amended and restated effective as of March 10, 2008 (the "Partnership Agreement") and is qualified in its entirety by reference to the full text of the Partnership Agreement. The Partnership Agreement is filed as Exhibit 10.60 to our Current Report on Form 8-K filed March 17, 2008.

        We summarize the provisions of the Partnership Agreement with regard to allocations of taxable income and taxable loss elsewhere in this prospectus. Please see "Certain U.S. Federal Income Tax Consequences."

        Organization.    The Partnership was organized in 1986 as a Delaware limited partnership. Mauna Loa Resources Inc. ("MLR") has been the Managing Partner since inception of the Partnership. Mauna Loa Macadamia Nut Corporation served as a special general partner until December 1997, when it transferred to the Managing Partner its .01% general partner's interest and withdrew as a general partner. As a result, MLR is the sole general partner of the Partnership, and holds a 1% general partner interest. The Unitholders, in the aggregate, hold a 99% interest in the Partnership. The Managing Partner owns 75,757 Units representing 1% of the total outstanding Units as of the Record Date. The Partnership now owns 100% of the stock of the Managing Partner.

        Purposes and Business of Partnership.    The business and purposes of the Partnership are limited to the acquisition, ownership, management, operation, development, leasing and disposition of macadamia nut orchard properties and activities incidental thereto that a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") may carry on; the processing and marketing of macadamia nuts and activities incidental thereto; and the ownership of stock in any corporation or the entering into any partnership, joint venture or other similar arrangement, to engage in any of the foregoing.

        Management.    The Managing Partner is authorized, in general, to perform all acts necessary to carry out the purposes and to conduct the business of the Partnership. The Managing Partner's authority includes the authority to cause the Partnership to issue additional Class A Units without Unitholder consent. See "Sale of Additional Securities" below. Unitholders have no preemptive rights and may not, in their capacity as Unitholders, take part in the operation, management or control of the Partnership.

        The authority of the Managing Partner is limited in certain respects. The Managing Partner is prohibited, without the approval of owners of more than 50% of the Class A Units (including a general partner to the extent it owns Units) (a "Majority Interest") from, among other things: selling or otherwise disposing of all or substantially all of the Partnership's assets; dissolving the Partnership or electing to continue the Partnership in certain instances; merging, consolidating or combining the business operations of the Partnership with those of any other entity; amending the Partnership Agreement (except for certain amendments described under "Amendment of Partnership Agreement" below); issuing equity securities senior to the Units; electing a new general partner of the Partnership; and approving employee compensation plans providing for issuance of Units or other securities of the Partnership. The exercise of Unitholders' voting rights and the amendment of the Partnership Agreement are each generally subject to receipt of an opinion of counsel for the Partnership that the action would not result in the loss of the limited liability of the limited partners, would not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes and is permitted under the state statutes governing the rights, duties and liabilities of the Partnership and its partners.

        The general partners and related persons are permitted to conduct business with the Partnership. The Audit Committee of the Managing Partner's Board of Directors reviews the Managing Partner's management of the Partnership and any conflicts of interest that may arise as a result of the relationship between the Managing Partner and any related persons of the Managing Partner.

        The Partnership Agreement provides for a complete defense to any claim of invalidity or for damages or other relief under any agreement or transaction between the Partnership and a general partner or related person based upon an alleged conflict of interest, and the agreement or transaction shall be deemed to be fair and reasonable and in the best interest of the Partnership if, after full disclosure of the material facts as to the agreement or transaction and the interest of the general partner or related person, the agreement or transaction is authorized, approved or ratified by a majority of the Conflicts Committee and a majority of its members who are not interested in the matter (other than by ownership of Units) or a disinterested majority of the Board of Directors of the Managing Partner, or is authorized, approved or ratified by Unitholders holding over 50% of the Units other than those held by the Managing Partner or related persons. In addition, a general partner may assert a complete defense to any challenge to such an agreement or transaction based upon a conflict of interest if the agreement or transaction was fair and reasonable to the Partnership at the time it was authorized, approved or ratified by the Managing Partner. Approval may be prior to, at the time of or subsequent to the agreement or transaction. The failure of the Partnership to submit any agreement or transaction for approval pursuant to such procedures shall not create any presumption that the agreement or transaction was not fair and reasonable or in the best interest of the Partnership.

        Indemnification.    The Managing Partner is accountable to the Partnership as a fiduciary. In all transactions for or with the Partnership, the Partnership Agreement requires the Managing Partner to act in good faith and in a manner which the Managing Partner believes to be in, or not opposed to, the best interests of the Partnership. Under the Partnership Agreement, the Managing Partner is liable to the Partnership and limited partners for gross negligence or willful and wanton misconduct, but neither the Managing Partner nor its directors or officers shall be liable to the Partnership, limited partners or Assignees for errors of judgment or for any acts or omissions which do not constitute gross negligence or willful or wanton misconduct.

        The Partnership is required to indemnify each general partner and its directors, officers and employees from and against any and all losses, claims, damages, liabilities, joint and several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all threatened, pending or completed claims, costs, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which such person may be a party, or threatened to be made a party, by reason of its or his status as a general partner, or as a director, officer or employee of a general partner, or its or his management of the affairs of the Partnership, or which relate to the Partnership, its property, business or affairs, whether or not such person continues to be a general partner or a director, officer or employee of a general partner at the time any such liability or expense is paid or incurred. Indemnification is required to be made if (i) such person acted in good faith and in a manner it or he reasonably believed to be in, or not opposed to, the best interest of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe and did not believe its or his conduct was unlawful and (ii) such person's conduct did not constitute gross negligence or willful or wanton misconduct. The termination of a legal proceeding adverse to the indemnified person does not create a presumption that the indemnified person failed to meet this standard of conduct. Any indemnification under these provisions will be limited to the assets of the Partnership. The Partnership will also pay expenses (including legal fees) incurred by an indemnified party in defending any proceeding in advance of final disposition of such proceeding, provided the indemnified party agrees to repay the amount advanced if a court ultimately determines that the indemnified party is not entitled to indemnification from the Partnership.

        The Partnership is authorized to purchase insurance against liabilities asserted against and expenses incurred by such persons in connection with Partnership activities, whether or not the Partnership would have the power to indemnify the person against such liabilities under the provisions described above.

        The indemnity provided in the Partnership Agreement is in addition to indemnification rights which a person may have under applicable law, contract or any other source.

        Withdrawal or Removal of Managing Partner.    The Managing Partner may withdraw as a general partner upon 90 days' written notice. The Managing Partner may only be removed by the affirmative vote of limited partners owning at least 66 2/3% of the Units then outstanding. Such removal is also subject to the selection of a successor and receipt of an opinion of counsel that such removal and the selection of a successor managing general partner would not result in the loss of the limited liability of any limited partner or cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

        In the event of such withdrawal or removal, the successor general partner will have the option to acquire that portion of the departing general partner's interest in the Partnership held as a general partner for a cash payment equal to the value of its general partner's interest in the Partnership. If the option is not exercised, the general partner interest of the departing general partner will be converted into Units on the basis agreed by the Partnership and the departing general partner and the successor to the departing general partner is required to contribute to the capital of the Partnership cash or property having a net agreed value such that its general partner capital account, after giving effect to such contribution, shall be equal to that percentage of the capital accounts of all partners and assignees that is equal to its allocable share as managing general partner. The Partnership will also be obligated to pay all amounts then due, if any, to the departing general partner (including the management fee prorated to the date of removal or withdrawal) within 60 days after the date of departure. In addition, the successor to the departing general partner will be required to assume all obligations theretofore incurred by the departing general partner as a general partner, except for liabilities which the departing general partner has incurred as a result of its own negligence or misconduct.

        The general partner will also cease to serve as a general partner upon its dissolution or termination, death or legal or legal incapacity (in the case of an individual), or 120 days after notice is given to the Unitholders of the general partner's bankruptcy, insolvency, reorganization, or similar proceeding.

        Compensation of the General Partner; Expenses.    Since the Managing Partner is owned by the Partnership, the Managing Partner has waived all management fees to which it is entitled under the Partnership Agreement, but continues to be entitled to reimbursement for its reasonable and necessary business expenses. The Managing Partner is entitled to receive from the Partnership on or about February 15 of each year a management fee equal to 2% of the Partnership's operating cash flow. The Managing Partner is also entitled to receive an annual incentive fee of 0.5% of the aggregate fair market value of the Units for the preceding calendar year, provided that net cash flow (as defined in the Partnership Agreement) for the preceding calendar year exceeds certain specified levels. No incentive fee was earned in 2011, 2010 or 2009. In addition, the Managing Partner is entitled to receive reimbursement of all its direct costs and allocable indirect costs in managing the Partnership (including Hawaii general excise tax imposed on the Managing Partner with respect to the management fee).

        Allocation of Profits and Losses.    In general, the Unitholders have in the aggregate a 99% share and the Managing Partner (or, if there are multiple general partners, all such partners in the aggregate) have a 1% share of the profits and losses of the Partnership. Each owner of a Unit participates in the profits and losses of the Partnership based on such owner's allocable share. The Managing Partner is authorized, without the consent of the Unitholders, to cause the Partnership to issue additional Units or other securities to raise additional capital, to acquire additional properties, or for other Partnership purposes. If additional Units are issued, the percentage interest represented by the previously outstanding Units will be diluted to the extent of such additional issuance. Items of income, gains, losses, deductions and credits generally are allocated for federal income tax purposes among the Unitholders in the same manner as the underlying revenues and costs of the Partnership have been credited or charged to such Unitholders. Current distributions to Unitholders are made in accordance with their respective participations in profits and losses.

        Distributions.    The Managing Partner has the sole discretion to determine the amount and timing of distributions to be made to holders of Units out of funds legally available for distribution pursuant to the terms of the Partnership Agreement. All distributions are made 1% to the Managing Partner (or to all general partners in the aggregate), and 99% to Unitholders in proportion to the number of Units held. The Partnership Agreement does not compel the Managing Partner to authorize distributions sufficient to satisfy tax liabilities of Unitholders from Partnership income, in whole or in part. As a result, ownership of Units could cause Unitholders to incur tax liabilities that exceed distributions received from the Partnership.

        The Managing Partner has the sole discretion to distribute to partners and assignees of Units ("Assignee(s)") Partnership property other than cash, combination of cash and property, and additional Units or securities of the Partnership which have been authorized and issued in accordance with the Partnership Agreement. Any such distribution shall be made in accordance with the partners' and Assignees' allocable shares, based on the amount of cash (if any) plus the fair market value of the property distributed to them in such distribution.

        Sale of Additional Securities.    In order to acquire additional properties or for any other Partnership purpose, the Managing Partner is authorized to cause to be issued additional Units from time to time and is also authorized to issue, purchase, redeem or otherwise conduct transactions in options, appreciation rights, bonds, debentures and other securities of the Partnership. In general, the Managing Partner has sole and complete discretion in determining the consideration and terms and conditions with respect to any future issuance of Units or other securities of the Partnership. However, the Managing Partner (i) cannot issue additional Units to the Managing Partner or any of its affiliates for consideration with a value less than the Unit Price of the Units (i.e., their trading price or fair market value) without the approval of a Majority Interest , except as provided under certain limited situations; (ii) shall not issue equity securities which are senior to the Units with respect to distributions, allocations of profit and loss, liquidations or voting rights or which are convertible into or exchangeable for, or have optional rights to purchase, any securities having any such seniority without the approval of a Majority Interest; and (iii) is not permitted to issue Units in connection with a merger or consolidation or employee plans unless the merger, consolidation or plan has been approved by a Majority Interest (and if such approval is given, the limitations set forth in clauses (i) and (ii) above are inapplicable).

        The Managing Partner is required to do all things necessary to comply with the Delaware Act, the Internal Revenue Code of 1986, as amended and in effect from time to time (the "Code") or any other applicable law, statute, rule, regulation or guideline of any federal, state or governmental agency or any stock exchange on which the Units or other securities of the Partnership are listed for trading, and is authorized and directed to do all things it deems necessary or advisable in connection with any such future issuance.

        Additional Capital Contributions by General Partners.    The Partnership Agreement requires that whenever additional capital contributions are made to the Partnership, the general partners contribute sufficient additional capital so that the aggregate general partner contributions will continue to equal one percent of total capital contributions. Accordingly, assuming gross proceeds from this Rights

Offering of [$20,250,000], the Managing Partner would be required to make an additional contribution to the Partnership of [$204,545].

        Transferability; Status As Limited Partners or Assignees.    The existing Units are fully paid and Unitholders who are limited partners will not be required to make additional contributions to the Partnership.

        Ownership of Units is evidenced by Certificates, which are not transferable except by operation of law. However, upon deposit of Certificates with American Stock Transfer & Trust Company, LLC (or its successor, the "Depositary"), the Depositary will issue a transferable Depositary Receipt.

        Although Depositary Receipts are transferable, no transfer of Depositary Receipts will be recorded or otherwise recognized by the Partnership unless and until the transferee has delivered a properly executed Transfer Application to the Depositary. By executing a Transfer Application and accepting a Depositary Receipt, transferees automatically request admission as substituted limited partners in the Partnership, agree among other things to be bound by the terms and conditions of the Partnership Agreement and the agreement between the Partnership and the Depositary (the "Depositary Agreement") and appoint the Managing Partner as their attorney-in-fact. The record holder of a Depositary Receipt, pending admission as a substituted limited partner in the Partnership, has the rights of an Assignee. An Assignee is entitled to an interest in the Partnership equivalent to that of a limited partner with respect to the right to share in distributions from the Partnership, including liquidating distributions, and the right to vote directly on Partnership matters, but otherwise subject to the limitations under the Delaware Act on the rights of an assignee who has not become a substituted limited partner. A transferee will become a substituted limited partner only if the Managing Partner of the Partnership consents thereto. Unless the Depositary is notified to the contrary, the Managing Partner will be deemed to have given its consent to the admission of a transferee as a substituted limited partner and such admission shall be effective at and from the close of business on the last business day of the month in which a transferee's properly completed and executed Transfer Application was received. Transferees who are not admitted as substituted limited partners will remain Assignees. Transferees who do not execute a Transfer Application will be treated neither as Assignees nor as record holders of Depositary Receipts and will not receive cash distributions, federal income tax allocations or reports furnished to Unitholders. Only a limited partner may surrender a Depository Receipt and receive a Certificate representing Units. Any such Certificate for Units withdrawn from the Depositary is not transferable, except by operation of law. Certificates may be redeposited with the Depositary in exchange for transferable Depositary Receipts which will be executed and delivered in the manner described in the Depositary Agreement.

        Amendment of Partnership Agreement.    Amendments to the Partnership Agreement can be approved by the Managing Partner and by at least a Majority Interest. The Managing Partner and 95% of all Unitholders must consent to any amendment which, in the opinion of counsel to the Partnership, would result in the loss of limited liability to any Unitholder who does not consent thereto or cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes. Except with the approval of 95% of all Unitholders, no amendment may in certain instances reduce the percentage of votes required of Unitholders or change the form of the Partnership to a general partnership. For purposes of the 95% vote requirements, Unitholders are only those for whom the Partnership has valid addresses.

        The consent of the Managing Partner (and any other general partner) would be required if the effect of any amendment would be to change the percentage interest of such partner or to increase the duties and liabilities of such partner in the Partnership.

        The Managing Partner may amend the Partnership Agreement without the consent of the Unitholders as follows: if the amendment is to change the name of the Partnership; if the amendment is to elect to be bound by any successor limited partnership statute, and, if in the Managing Partner's opinion, the amendment does not have a material adverse effect upon the limited partners and Assignees (other than those who consent to the amendment); if the amendment would conform the Partnership Agreement to changes in the Delaware Act or interpretations thereof which, in the sole discretion of the Managing Partner, it believes appropriate or desirable, provided that in its opinion the amendment does not have a materially adverse effect upon the Unitholders or the Partnership; subject to the approval of each general partner, if the amendment would change the allocation among the general partners of any amounts allocated to any of them; if the amendment is necessary, in the opinion of counsel to the Partnership, to prevent the Partnership or a general partner or the directors or officers of a general partner from being in any manner subject to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or plan asset regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed by the Department of Labor, provided the amendment does not have a materially adverse effect on the Unitholders or the Partnership; if the amendment would reflect the exercise of any power granted to the Managing Partner under the Partnership Agreement; if the amendment would make any change which, in the sole discretion of the Managing Partner, is advisable to qualify or to continue the qualification of the Partnership as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or that is necessary or advisable in the sole discretion of the Managing Partner to ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes; if the amendment would make any change that is necessary or advisable, in the sole discretion of the Managing Partner, to satisfy any legal requirements, conditions or guidelines, that is necessary or desirable in order to implement certain provisions relating to tax allocations or that is necessary or desirable to facilitate the trading of the Depositary Receipts evidencing Units; if the amendment corrects a clerical or technical error or omission; subject to the right of Unitholders to approve the issuance of securities senior to the Units, if the amendment reflects the respective allocations, distributions, voting, liquidation and other rights, privileges, and preferences with respect to new securities issued by the Partnership; or if the amendment is similar to those listed above and does not have a material adverse effect on the Unitholders. Adoption of any of these amendments by the Managing Partner is subject to receipt of an opinion of counsel for the Partnership that the action would not result in the loss of the limited liability of the Unitholders, would not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes and is permitted under the Delaware Act.

        Meetings; Voting.    Each Unitholder, including each limited partner and each Assignee of record on the applicable record date, is entitled to one vote for each of his Units. Any action that is required or permitted to be taken by the Unitholders may be taken either at a meeting of the Unitholders or without a meeting if consents in writing setting forth the action so taken are signed by Unitholders owning not less than the minimum percentage interests that would be necessary to authorize or take such action at a meeting of the Unitholders. The Partnership does not conduct annual meetings of Unitholders. Meetings of limited partners may be called by a general partner or by limited partners owning at least 10% of the outstanding Units. Unitholders may vote either in person or by proxy at meetings. Units evidenced by Depositary Receipts held in nominee or street name accounts will be voted by the broker (or other nominee) pursuant to the instruction of the beneficial owners thereof. A Majority Interest represented in person or by proxy will constitute a quorum at a meeting of Unitholders. Except for the special amendments referred to under "Amendment of Partnership Agreement" above and except as otherwise required by law, substantially all matters submitted to Unitholders are determined by the written consent or affirmative vote, in person or by proxy of a Majority Interest. For matters on which Unitholders may vote, see "Purposes, Business And Management" and "Amendment of Partnership Agreement" above.

        Limited Liability.    Assuming that a limited partner is not a general partner and does not take part in control of the business of the Partnership, within the meaning of the Delaware Act, and that he otherwise acts in conformity with the provisions of the Partnership Agreement, his liability under the

Delaware Act will be limited, subject to certain possible exceptions, generally to the amount of any unperformed agreement to make contributions to the Partnership in respect of his Units, plus his share of any undistributed profits and assets of the Partnership. The Delaware Act specifies an extensive list of actions which do not constitute participation in control, including being a contractor, agent or employee of the Partnership or a general partner, consulting with or advising a general partner with respect to the business of the Partnership and voting on matters as to which voting rights are conferred. Even if a limited partner does participate in the control of the business, such limited partner will be liable only to persons who transact business with the Partnership reasonably believing, based upon the limited partner's conduct, that the limited partner is a general partner of the Partnership. The Delaware Act precludes limited partnerships from making distributions if after giving effect thereto the liabilities of the partnership (other than liabilities to partners on account of their partnership interests and liabilities for which creditors' recourse is limited to specific property) would exceed the fair value of the partnership's assets (except that the fair value of the property subject to limited recourse liability may be included in the partnership's assets only to the extent such property's value exceeds that liability). A limited partner who receives a distribution knowing that it violates such restrictions is liable to the partnership for the amount of that distribution.

        Power of Attorney.    Each person who becomes a limited partner (including a person who becomes a limited partner in connection with a merger) grants an irrevocable power of attorney to the Managing Partner and its authorized officers to sign on such person's behalf any certificates of limited partnership, the Partnership Agreement, the Depositary Agreement and other documents and instruments, including amendments of any of the foregoing, to form, reform or qualify the Partnership or to comply with any requirements relating to the business or proposed business of the Partnership.

        Dissolution and Liquidation.    Partnership will continue until December 31, 2086, or until terminated pursuant to the Partnership Agreement or by operation of law. The Partnership will be dissolved upon the happening of any one of the following events: a general partner ceases to be a general partner (other than by removal) unless (i) at the time there is at least one other general partner or (ii) a Majority Interest agree in writing or by affirmative vote to continue the business of the Partnership and to admit one or more general partners effective as of the date that the general partner ceases to be a general partner; the bankruptcy or insolvency of the Partnership; the sale of all or substantially all of the assets of the Partnership and distribution of any proceeds therefrom; the election of the Managing Partner to dissolve the Partnership together with the affirmative vote of a Majority Interest to dissolve; or any other event which causes the Partnership to be dissolved under the Delaware Act. No voluntary action may be taken to dissolve or liquidate the Partnership, however, unless such action is first proposed by the Managing Partner.

        If the business of the Partnership is not to be continued by a successor general partner, remaining general partners or, in the event of all general partners' bankruptcy or removal, then such person as a court or a Majority Interest may designate shall have authority to complete the winding up and liquidation of the Partnership. In connection with the winding up of the Partnership, the assets will be liquidated and the proceeds distributed first to creditors (including limited and general partners to the extent they are creditors) of the Partnership (whether by payment or the making of reasonable provision for the payment thereof), and then to partners and Assignees in proportion to, and to the extent of their respective capital accounts. If the liquidator determines that an immediate sale of part or all of the Partnership assets would be impractical or would cause undue loss to the partners, the liquidator may, in its absolute discretion, distribute to some or all partners, in lieu of cash, as tenants in common, undivided interests in such assets as the liquidator deems unsuitable for liquidation. The liquidator may defer liquidation or distribution of assets to the partners in kind if it determines that a sale or distribution would be impractical or would cause undue loss to the partners.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        This section is a summary of the material U.S. federal income tax consequences of this Rights Offering and ownership of Depositary Receipts to our Depositary Receipt Holders who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Carlsmith Ball LLP, counsel to the Partnership ("Tax Counsel"), insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing final and proposed Treasury regulations promulgated under the Code (the "Regulations"), administrative rulings and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.

        TAX COUNSEL INTENDS THAT THE DISCUSSION OF TAX CONSEQUENCES DOES NOT CONSTITUTE A RELIANCE OPINION OR AN OPINION ISSUED UNDER CONDITIONS OF CONFIDENTIALITY WITHIN THE MEANING OF SECTIONS 10.35(b)(4) AND (b)(6) RESPECTIVELY, OF TREASURY CIRCULAR 230. ACCORDINGLY, PLEASE BE ADVISED THAT (A) THE DISCUSSION IS NOT INTENDED OR WRITTEN TO BE USED, AND THAT IT CANNOT BE USED BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER; (B) THE DISCUSSION WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS DESCRIBED IN THIS PROSPECTUS; AND (C) EACH TAXPAYER SHOULD SEEK INDEPENDENT TAX ADVICE BASED ON THE TAXPAYER'S PARTICULAR CIRCUMSTANCES. YOU SHOULD CONSULT WITH, AND MUST RELY ON, YOUR OWN TAX ADVISORS IN ANALYZING THE FEDERAL, STATE, LOCAL AND FOREIGN CONSEQUENCES PARTICULAR TO YOU AND YOUR PARTICULAR CIRCUMSTANCES OF THIS RIGHTS OFFERING, INCLUDING THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

        The following discussion is not a complete description of all U.S. federal income tax consequences of this Rights Offering or the ownership of Depositary Receipts. Moreover, the discussion focuses on our Depositary Receipt Holders who are individual citizens or residents of the United States and has only limited application to corporations, estates, trusts, nonresident aliens, other Depositary Receipt Holders subject to specialized tax treatment, such as tax-exempt institutions, non-U.S. persons, employee benefit plans, individual retirement accounts, real estate investment trusts, mutual funds, dealers in securities or currencies, traders in securities that elect to mark-to-market, Depositary Receipt Holders who acquired Units from us in exchange for property other than cash (and those who acquired their Depositary Receipts from such Unitholders other than by purchase through a national securities exchange), or persons who hold our Depositary Receipts as part of a hedge, straddle or conversion transaction. Also, the discussion assumes that our Depositary Receipts are held as capital assets (within the meaning of Section 1221 of the Code) at the time of this Rights Offering. The discussion also does not address the tax consequences arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable treaty. If you are an entity or arrangement classified as a partnership for U.S. federal income tax purposes, the tax treatment of each of your partners generally will depend upon the status of the partner and upon the activities of the partnership. You are encouraged to consult your own tax advisor.

        No ruling has been or will be requested from the IRS regarding any matter affecting us, the Rights Offering or holders of Depositary Receipts. Instead, we will rely on opinions of Tax Counsel. Unlike a ruling, an opinion of counsel represents only that counsel's best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for the Depositary Receipts and the prices at which the Depositary Receipts trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our holders of Depositary Receipts and our Managing Partner and thus will be borne indirectly by our holders of Depositary Receipts and our Managing Partner. Furthermore, the tax treatment of us and the tax consequences of the ownership of Depositary Receipts could be significantly modified by an IRS contest or by future legislative or administrative changes or court decisions. Any modifications may or may not have retroactive effect.

        All statements as to matters of law and legal conclusions, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Tax Counsel and are based on the accuracy of the representations made by us. For the reasons described below, Tax Counsel has not rendered an opinion with respect to the following specific federal income tax issues: (1) the treatment of a Depositary Receipt Holder whose Depositary Receipts are loaned to a short seller to cover a short sale of Depositary Receipts (please read "—Tax Consequences of Depositary Receipt Ownership—Treatment of Short Sales"); (2) whether our monthly convention for allocating taxable income and losses is permitted by existing Regulations (please read "—Disposition of Depositary Receipts—Allocations Between Transferors and Transferees"); (3) whether our method of making adjustments pursuant to Sections 704(c) and 743 of the Code will be respected by the IRS (please read "—Tax Consequences of Depositary Receipt Ownership—Section 754 Election"); and (4) whether the Rights will be treated as "marketable securities" for purposes of the partnership distribution rules under Section 731. Other than as described herein, no opinions are being given with respect to any other tax matters arising from this Rights Offering. Moreover, the discussion herein assumes that the Rights Offering and issuance of Depositary Receipts pursuant to the Rights Offering is consummated in the manner described in this prospectus.

Partnership Status

        The federal income tax consequences to the recipients of Rights and holders of Depositary Receipts as discussed below is contingent on the Partnership being taxed as a partnership for federal income tax purposes. In general, an entity taxed as a partnership is not subject to federal income tax at the entity level. Rather, each partner is required to take into account in computing his federal income tax liability his allocable share of income, gains, losses, deductions and credits of the Partnership, regardless of whether cash distributions are made. Distributions by a partnership to a partner are generally not taxable unless the distribution is in excess of the partner's adjusted basis in his partnership interest. The Partnership has represented to Tax Counsel that it has always classified itself as a partnership for federal income tax purposes and that classification has not been challenged by the IRS.

  Check-The-Box Regulations

        Under the "check-the-box" Regulations under Section 7701 of the Code, an entity that is a partnership for state law purposes may elect to be classified as either a partnership or a corporation for federal income tax purposes, provided the entity is not a per se corporation under the Regulations. However, if a partnership is treated as a corporation under the publicly traded partnership rules of Section 7704 of the Code, discussed below, it would be a per se corporation and would not be eligible to elect partnership classification.

  Publicly Traded Partnerships

        Section 7704(a) of the Code provides generally that publicly traded partnerships (other than such partnerships that receive at least 90% of their income from certain types of activities) are to be taxed as corporations. For tax years beginning after December 31, 1987 but prior to January 1, 1998, a "grandfather" rule allowed a partnership which was publicly traded on December 17, 1987 to continue its partnership classification so long as it did not add a substantial new line of business. For tax years beginning after December 31, 1987 but before January 1, 1998, the Partnership relied on this grandfather rule in retaining its partnership tax status. For tax years beginning after December 31, 1987 but before December 31, 1997, Section 7704(g) of the Code, added by the Taxpayer Relief Act of 1997, provides an exception from corporate classification for partnerships previously qualifying under the prior grandfather rule who elect to be an "Electing 1987 Partnership" and consent to the imposition of a 3.5% tax on the partnership's gross income. A partnership's election under Section 7704(g) of the Code to be an Electing 1987 Partnership will cease to be in effect and the partnership will be subject to Section 7704(a) of the Code as of the first day after December 31, 1997 on which the partnership adds a substantial new line of business. The grandfather rule for prior years contained a similar limitation with respect to a publicly traded partnership's addition of a substantial new line of business.

        The Partnership has made the following representations to Tax Counsel:

  1.
  In accordance with IRS Notice 98-3, 1998-1 C.B. 333, the Partnership timely filed with the IRS an election to be an "Electing 1987 Partnership" under Section 7704(g) of the Code for its first taxable year beginning after December 31, 1997. The IRS has never challenged that election and that election has never been revoked by the Partnership.

  2.
  The Partnership has not added a substantial new line of business, within the meaning of Section 10211(c) of the Omnibus Budget Reconciliation Act of 1987, Section 7704(g) of the Code or Section 1.7704-2 of the Regulations, at any time after December 17, 1987, and neither the Partnership nor any lower tier partnership in which the Partnership, directly or indirectly through one or more other partnerships, holds an interest has added any such substantial new line of business during any taxable year.

  3.
  Neither the Partnership, any Managing Partner nor to the best knowledge of the Managing Partner any holder of Depositary Receipts was notified in writing that the classification of the Partnership was under examination, and there was no change in the Partnership's classification as a partnership within the 60 months prior to January 1, 1997.

  4.
  The Partnership has never elected to be taxed as a corporation.

  5.
  From and after January 1, 1998, there tax been no termination of the Partnership under Section 708(b)(1)(B) of the Code due to the sale or exchange of 50 percent or more of the total interests in partnership capital and profits within a 12 month period.

        We believe that these representations have been true in the past and expect that these representations will be true in the future. Based on the foregoing representations, and Tax Counsel's interpretation of Section 7704 of the Code, the legislative history of Section 7704 and the Regulations under Section 7701 of the Code, the Partnership should for federal income tax purposes be treated as a partnership so long as (a) the Partnership's election to be an "Electing 1987 Partnership" is not revoked, (b) there is not the addition of a "substantial new line of business with respect to the Partnership," within the meaning of Section 7704(g)(2) of the Code and (c) the Partnership does not elect to be taxed as a corporation under the check-the-box regulations.

        As discussed above, if a substantial new line of business has been or is added by the Partnership, the Partnership would be classified as a corporation as of the date of such addition. The Partnership's status as an Electing 1987 Partnership would also cease if the Partnership's election is revoked. However, Tax Counsel is of the view that the issuance of Rights and Depositary Receipts pursuant to the Rights Offering should not be treated as revocation of the Partnership's election and consent for purposes of Section 7704(g) or disqualify the Partnership from qualifying as an Electing 1987 Partnership. However, it cannot be assured that the Partnership will be able to retain its partnership tax status in the future, even if operated in accordance with the Partnership Agreement. Moreover, there can be no assurance that future law changes will not adversely affect the tax classification of the Partnership.

  Consequences Of Loss of Partnership Status

        If at some time the Partnership ceases to qualify as an "Electing 1987 Partnership" and does not qualify for another exception to the publicly traded partnership rules, the Partnership would be treated as contributing all of its assets (subject to all of its liabilities) to a newly formed corporation in exchange for all of such corporation's stock and as distributing such stock to Depositary Receipt Holders in complete liquidation of their respective interests in the Partnership. This deemed contribution and liquidation should be tax-free to Depositary Receipt Holders and the Partnership, so long as the Partnership, at such time, did not have liabilities in excess of the basis of its assets and the deemed distribution is not considered to be a distribution of marketable securities. Thereafter, the Partnership would be taxed as a corporation. If the Partnership is treated as a corporation under the publicly-traded partnership rules or for any other reason, it will be treated as a separate taxpayer, and its income, gains, losses, deductions and credits would be reported on its own return instead of being passed through directly to Depositary Receipt Holders. The Partnership's net income would be subject to federal income tax, under current law at rates up to 35%, but would not be subject to the 3.5% tax on gross income of an Electing 1987 Partnership. Losses realized by the Partnership would not flow through to Depositary Receipt Holders. Distributions made to Depositary Receipt Holders generally would be treated either as a taxable dividend of current and accumulated earnings and profits or, in the absence of earnings and profits, as a nontaxable return of capital (to the extent of the Depositary Receipt Holder's basis in his Depositary Receipts) or as taxable capital gain (after the Depositary Receipt Holder's basis in his Depositary Receipts is reduced to zero) provided the Depositary Receipts are held as capital assets and the Partnership is not a collapsible corporation under Section 341 of the Code. Accordingly, taxation as a corporation would likely result in a material reduction in a holder of Depositary Receipts' cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Depositary Receipts.

Rights Offering

  Receipt of Rights

        Under Section 731(a) of the Code, a nonliquidating distribution of property by a partnership to a partner generally does not result in the recognition of gain or loss by the partner, except that gain is recognized to the extent that the amount of money or fair market value of marketable securities distributed exceeds the adjusted basis of the partner's interest in the partnership immediately before the distribution. The Rights constitute "property," but it is unclear whether they should be treated as "marketable securities" under Section 731(c)(2) of the Code. The Rights will not be actively traded, but could be considered to be marketable securities under clauses (ii) or (iii) of Section 731(c)(2)(B). If the Rights are considered marketable securities, the fair market value of the Rights you receive will be considered a distribution of cash that will reduce your basis in the Depositary Receipts you own. If the fair market value of the Rights exceeds that basis, the excess would be taxable as capital gain. If the Rights are not considered to be "marketable securities," under Section 731(c)(2) of the Code, your receipt of Rights in the Rights Offering should not be a taxable event for United States federal income tax purposes. As there is no direct legal authority that specifically addresses the distribution of rights by a publicly traded partnership, Tax Counsel is not rendering an opinion as to whether the Rights will constitute "marketable securities."

  Exercise of Rights

        The tax consequences of your exercise of the Basic Subscription Right ("Exercise") are uncertain under current law. There is no direct legal authority as to the proper federal income tax treatment of the Exercise, and we do not intend to request a ruling from the IRS as to this issue. Nonetheless, except for the potential effect of the gross income allocation discussed below, your exercise of the Basic Subscription Right should not result in the recognition of gain or loss. However, although this conclusion is consistent with the proposed Treasury Regulations issued on January 22, 2003 under Sections 704, 721 and 761 of the Code, relating to the tax treatment of noncompensatory options and convertible instruments issued by partnerships (the "Noncompensatory Option Regulations") and the manner in which the subscription price will be determined is intended to approximate the fair market value of the Depositary Receipts at the time of Exercise, it is important to note that the Noncompensatory Option Regulations are only proposed Regulations that are not final, do not have the force and effect of law and are subject to change. It also is not clear whether the Noncompensatory Option Regulations are applicable to an exercise of subscription rights such as the Rights. Consequently, there is no assurance that the Exercise will be tax free or that the manner in which we intend to allocate income and loss among the holders of Depositary Receipts in connection with the exercise of the Rights will be respected by the IRS.

        As the Partnership does not have nonrecourse debt, the tax basis of the Depositary Receipts you receive upon exercise of the Basic Subscription Right generally will equal the subscription price for the Depositary Receipts. Your holding period of the Depositary Receipts you receive upon such exercise will begin on the date the Rights are exercised. Your initial capital account with respect to the Depositary Receipts issued upon the exercise of a Right will equal the amount of the subscription price (the "Contributed Capital"). However, in accordance with Internal Revenue Code Section 704(b) and the Treasury Regulations thereunder, immediately prior to the exercise of the Rights, the capital accounts of all other Depositary Receipt Holders will be adjusted to take into account the fair market value of our assets at such time (the "Fair Value Capital"). Because we cannot match transferors and transferees of Units, we must maintain uniformity of the economic and tax characteristics of our Depositary Receipts to a purchaser of these Depositary Receipts. Therefore, we will in connection with your Exercise be required to make a special allocation of gross income to you in an amount equal to the excess of the Fair Value Capital per Unit over the Contributed Capital per Unit.

        Because the special gross income allocations to the holders of Depositary Receipts issued upon the exercise of the Rights will reduce the net income otherwise allocable to our Managing Partner and Depositary Receipt Holders, the net effect of these special gross income allocations to any exercising holder of Rights will depend upon the level of participation among all holders of Rights; the greater the number of Rights that are exercised, the lesser the net effect of these gross income allocations will be upon the net income allocated to any exercising rights holder. However, it is possible that the full gross income allocation will be taxable to those who exercise their Rights.

  Treatment of Non-Exercising Rights Holders

        Although there is no direct and controlling legal authority addressing the tax consequences of the lapse or expiration of a Right, no gain or loss should be recognized upon the lapse or expiration of Rights issued to you, as the Rights should have a zero basis to you pursuant to Section 732(a)(1) of the Code. However, if you do not exercise your Rights and others exercise their Rights, you will suffer a decrease in your percentage interest in us and, therefore your share of the Partnership's income, gain loss and deduction.

Limited Partner Status

        Depositary Receipt Holders who have become limited partners of the Partnership will be treated as partners of the Partnership for federal income tax purposes. Also:

  (a)
  assignees who have executed and delivered transfer applications, and are awaiting admission as limited partners, and

  (b)
  Depositary Receipt Holders whose Depositary Receipts are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their Depositary Receipts should be treated as partners of the

    Partnership for federal income tax purposes. As there is no direct or indirect controlling authority addressing the federal tax treatment of assignees of Depositary Receipts who are entitled to execute and deliver transfer applications and thereby become entitled to direct the exercise of attendant rights, but who fail to execute and deliver transfer applications, Tax Counsel's opinion does not extend to these persons. Furthermore, a purchaser or other transferee of Depositary Receipts who does not execute and deliver a transfer application may not receive some federal income tax information or reports furnished to record holders of Depositary Receipts unless the Depositary Receipts are held in a nominee or street name account and the nominee or broker has executed and delivered a transfer application for those Depositary Receipts.

        The tax status of a beneficial owner of Depositary Receipts whose Depositary Receipts have been transferred to a short seller to complete a short sale is uncertain, but such a beneficial owner would appear to lose his status as a partner with respect to those Depositary Receipts for federal income tax purposes. Please read "—Tax Consequences of Depositary Receipt Ownership—Treatment of Short Sales."

        Income, gain, deductions or losses of the Partnership would not appear to be reportable by a holder of Depositary Receipts who is not a partner for federal income tax purposes, and any cash distributions received by a holder of Depositary Receipts who is not a partner for federal income tax purposes would therefore appear to be fully taxable as ordinary income. These holders are urged to consult their own tax advisors with respect to their tax consequences of holding our Depositary Receipts.

        The references to "Depositary Receipt Holders" in the discussion that follows are to persons who are treated as partners in the Partnership for federal income tax purposes.

Tax Consequences of Depositary Receipt Ownership

  Flow-Through of Taxable Income

        Other than the 3.5% tax on gross income of an Electing 1987 Partnership, we do not pay any federal income tax. Instead, each Depositary Receipt Holder will be required to report on his income tax return his share of our income, gains, losses and deductions without regard to whether we make cash distributions to him. Consequently, we may allocate income to a Depositary Receipt Holder even if he has not received a cash distribution. Each Depositary Receipt Holder will be required to include in income his allocable share of our income, gains, losses and deductions for our taxable year ending with or within his taxable year. Our taxable year ends on December 31.

  Treatment of Distributions

        Under Section 731(a) of the Code, distributions by us to a holder of Depositary Receipts generally will not be taxable to the holder of Depositary Receipts for federal income tax purposes, except to the extent the amount of any such cash distribution exceeds his tax basis in his Depositary Receipts immediately before the distribution. Cash distributions in excess of the tax basis of the Depositary Receipts generally will be considered to be gain from the sale or exchange of the Depositary Receipts, taxable in accordance with the rules described under "—Disposition of Depositary Receipts" below. To the extent our distributions cause a of Depositary Receipts holder's "at-risk" amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years. Please read "—Limitations on Deductibility of Losses."

  Basis of Depositary Receipts

        Under Sections 742 and 705 of the Code, the initial tax basis for a Depositary Receipt received upon exercise of the Basic Subscription Right will be the subscription price for such Depositary Receipt. That basis will be increased by the Depositary Right Holder's share of our income and gain and by any increases in his share of our liabilities. That basis will be decreased, but not below zero, by distributions from us, by the Depositary Receipt Holder's share of our losses and deductions, by any decreases in his share of our liabilities and by his share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A Depositary Receipt Holder will have no share of our debt that is recourse to our general partner, but will have a share, generally based on his share of profits, of our nonrecourse liabilities, if any. Please read "—Disposition of Depositary Receipts—Recognition of Gain or Loss."

  Limitations on Deductibility of Losses

        The deduction by a Depositary Receipt Holder of his share of our losses will be limited to the tax basis in his Depositary Receipts and, in the case of an individual holder of Depositary Receipts, estate, trust, or corporate holder of Depositary Receipts (if more than 50% of the value of the corporate holder of Depositary Receipts' stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations) to the amount for which the Depositary Receipt Holder is considered to be "at risk" with respect to our activities, if that is less than his tax basis. A Depositary Receipt Holder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause his at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to a Depositary Receipt Holder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction to the extent that his at-risk amount is subsequently increased, provided such losses do not exceed such Depositary Receipt Holders' tax basis in his Depositary Receipts. Upon the taxable disposition of a Depositary Receipt, any gain recognized by a Depositary Receipt Holder can be offset by losses that were previously suspended by the at-risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain would no longer be utilizable.

        In general, a Depositary Receipt Holder will be at risk to the extent of the tax basis of his Depositary Receipts, excluding any portion of that basis attributable to his share of our nonrecourse liabilities, reduced by (i) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (ii) any amount of money he borrows to acquire or hold his Depositary Receipts, if the lender of those borrowed funds owns an interest in us, is related to the holder of Depositary Receipts or can look only to the Depositary Receipts for repayment. A holder of Depositary Receipts's at-risk amount will increase or decrease as the tax basis of the holder's Depositary Receipts increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of our nonrecourse liabilities.

        In addition to the basis and at-risk limitations on the deductibility of losses, the passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations can deduct losses from passive activities, which are generally trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer's income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will be available to offset only our passive income generated in the future and will not be available to offset income from other passive activities or investments (including our investments or a Depositary Receipts Holder's investments in other publicly traded partnerships), or a Depositary Receipt Holder's salary or active business income. Passive losses that are not deductible because they exceed a Depositary Receipts Holder 's share of income we generate may be deducted by the Depositary Receipt holder in full when he disposes of his entire investment in us in a fully taxable transaction with an unrelated party. The passive loss limitations are applied after other applicable limitations on deductions, including the at-risk rules and the basis limitation.

        A Depositary Receipt Holder's share of the Partnership's net income may be offset by any of our suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships.

  Limitations on Interest Deductions

        The deductibility of a non-corporate taxpayer's "investment interest expense" is generally limited to the amount of that taxpayer's "net investment income." Investment interest expense includes:

  •
  interest on indebtedness properly allocable to property held for investment;

  •
  our interest expense attributed to portfolio income; and

  •
  the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

        The computation of Depositary Receipt holder 's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a Depositary Receipt. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or qualified dividend income.

  Entity-Level Collections

        The Managing Partner is authorized to withhold appropriate amounts from distributions to the Depositary Receipt Holders as determined in the discretion of the Managing Partner, as may be necessary to satisfy withholding requirements under federal and state law. Amounts withheld are treated as having been distributed to and paid on behalf of the Depositary Receipt Holder with respect to whom the withholding was made.

  Allocation of Income, Gain, Loss and Deduction

        In general, the Unitholders have in the aggregate a 99% share and the Managing Partner has a 1% share in the profits and losses of the Partnership. Each holder of a Depositary Receipt participates in the Unitholders' share of profits and losses (and individual items of income, gain, loss and deduction) of the Partnership based on the holder's percentage ownership.

        Pursuant to Section 704(c) of the Code, specified items of our income, gain, loss and deduction are required to be allocated to account for the difference between the then tax basis and fair market value of property ("Contributed Property") that was contributed to us exchange for Units. In addition, the issuance of Depositary Receipts pursuant to the Rights offering will result in "reverse Section 704(c) Allocations," similar to the Section 704(c) Allocations with respect to Contributed Property, being made to the Managing Partner and our holders of Depositary Receipts immediately prior to such issuance or other transactions to account for the difference between the "book" basis for purposes of maintaining capital accounts and the fair market value of all property held by us at the time of such issuance of the Depositary Receipts. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate the negative balance as quickly as possible.

        An allocation of items of our income, gain, loss or deduction (other than an allocation required by Section 704(c) of the Code to eliminate the difference between a partner's "book" and "tax" capital accounts, referred to in this discussion as the "Book-Tax Disparity") will generally be given effect for federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction only if the allocation has substantial economic effect. In any other case, a partner's share of an item will be determined on the basis of his interest in us, which will be determined by taking into account all the facts and circumstances, including:

  •
  his relative contributions to us;

  •
  the interests of all the partners in profits and losses;

  •
  the interest of all the partners in cash flow; and

  •
  the rights of all the partners to distributions of capital upon liquidation.

        With the exception of the issues described in "—Section 754 Election" and "—Disposition of Depositary Receipts—Allocations Between Transferors and Transferees," allocations under our Partnership Agreement should be given effect for federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction.

  Treatment of Short Sales

        A holder of Depositary Receipts whose Depositary Receipts are loaned to a "short seller" to cover a short sale of Depositary Receipts may be considered as having disposed of those Depositary Receipts. If so, he would no longer be treated for tax purposes as a partner with respect to those Depositary Receipts during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

  •
  any of our income, gain, loss or deduction with respect to those Depositary Receipts would not be reportable by the holder of Depositary Receipts;

  •
  any cash distributions received by the holder of Depositary Receipts as to those Depositary Receipts would be fully taxable; and

  •
  all of these distributions would appear to be ordinary income.

        Because of the absence of controlling legal authority, Tax Counsel is not rendering an opinion regarding the tax treatment of a holder of Depositary Receipts whose Depositary Receipts are loaned to a short seller to cover a short sale of Depositary Receipts; therefore, holders of Depositary Receipts desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their Depositary Receipts. Please also read "—Disposition of Depositary Receipts—Recognition of Gain or Loss."

  Tax Rates

        Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 35% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals is 15%. However, absent new legislation extending the current rates, beginning January 1, 2013, the highest marginal U.S. federal income tax rate applicable to ordinary income and long-term capital gains of individuals will increase to 39.6% and 20%, respectively. Moreover, these rates are subject to change by new legislation at any time. Several special rules increase the effective marginal tax rates of many upper income individuals. These rules include the loss of the personal exemption, loss of some itemized deductions and special self-employment tax deductions and rate adjustments. This discussion does not reflect those special calculations because their impact will vary depending upon the taxpayer's particular situation.

        The Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010 is scheduled to impose a 3.8% Medicare tax on certain net investment income earned by individuals, estates and trusts for taxable years beginning after December 31, 2012. For these purposes, net investment income generally includes a Depositary Receipt Holder's allocable share of our income, as well as gain realized from a sale of Depositary Receipts. In the case of an individual, the tax will be imposed on the lesser of (i) net investment income or (ii) the amount by which modified adjusted gross income exceeds $250,000 (if the taxpayer is married and filing jointly or a surviving spouse), $125,000 (if the taxpayer is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

  Alternative Minimum Tax

        Each holder of Depositary Receipts will be required to take into account his distributive share of any items of our income, gain, loss or deduction for purposes of the alternative minimum tax. The current minimum tax rate for noncorporate taxpayers is 26% on the first $175,000 (for married individuals filing jointly) of alternative minimum taxable income in excess of the exemption amount and 28% on any additional alternative minimum taxable income.

  Section 754 Election

        We have made and have not revoked the election permitted by Section 754 of the Code. That election is irrevocable without the consent of the IRS. The election generally requires us to adjust a Depositary Receipt purchaser's tax basis in our assets ("inside basis") pursuant to Section 743(b) of the Code to fair market value, as if he had acquired a direct interest in the Partnership's assets. However, this adjustment does not apply to Depositary Receipts acquired directly from the Partnership, as will occur with respect to the exercise of the Rights. The Section 743(b) adjustment acts in concert with Section 704(c) allocations in providing the purchaser of such Depositary Receipts with a fair market value inside basis. The Section 743(b) adjustment is attributed solely to a purchaser of Depositary Receipts and is not reflected in the basis of Partnership assets associated with all of the holders of Depositary Receipts. The allocation of the Section 743(b) adjustment must be made in accordance with the principles of Section 1060 of the Code. A Section 754 election is advantageous if the transferee's basis in such Depositary Receipts is higher than such Depositary Receipts' share of the aggregate basis to the Partnership of the Partnership's assets immediately prior to the transfer. In such case, pursuant to the election, the transferee would take a new and higher basis in his share of the Partnership's assets for purposes of calculating, among other items, his depreciation deductions and his share of any gain or loss on a sale of the Partnership's assets. Conversely, a Section 754 election is disadvantageous if the transferee's basis in such Depositary Receipts is lower than such Depositary Receipts' share of the aggregate basis of the Partnership's assets immediately prior to the transfer. Thus, the amount which a Depositary Receipt Holder will be able to obtain upon a subsequent sale of his Depositary Receipts may be affected either favorably or adversely by the election. The calculations under Section 743 are highly complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. To help reduce the complexity of those calculations and the resulting administrative cost to the Partnership, the Managing Partner will apply certain conventions in determining and allocating the Section 743 basis adjustments. Because of the complexity of the calculations and absence of legal authority, Tax Counsel is unable to opine as to the validity of the conventions that will be applied by the Managing Partner. It is possible that the IRS will successfully assert that the conventions utilized by the Managing Partner do not satisfy the technical requirements of the Code or the regulations and, thus, require different basis adjustments to be made. Such adjustments could affect the amount of income or loss allocable to the affected holder of Depositary Receipts.

        In the event of a termination of the Partnership under Section 708(b)(1)(B) of the Code because of the sale or exchange of 50 percent or more of the total interests in Partnership capital and profits within a 12-month period, recently issued regulations provide that a Section 754 election, including an election made by the terminated partnership on its final return, that is in effect for the taxable year of the terminated partnership in which the sale occurs, applies with respect to the incoming partner. A partner with a special basis adjustment in the old partnership under Section 743(b) will continue to have the same basis adjustment under Section 743(b) of the Code in the new partnership, regardless of whether the new partnership has a Section 754 election in effect. A termination of the Partnership under Section 708(b)(1)(B) would, however, terminate the Section 754 election as to the partnership created as a result of the termination. In such event, the Managing Partner is authorized under the Amended Partnership Agreement to make a new Section 754 election for its first taxable year following the termination.

Tax Treatment of Operations

  Accounting Method and Taxable Year

        We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each Depositary Receipt Holder will be required to include in income his share of our income, gain, loss and deduction for our taxable year ending within or with his taxable year. In addition, a holder of Depositary Receipts who has a taxable year ending on a date other than December 31 and who disposes of all of his Depositary Receipts following the close of our taxable year but before the close of his taxable year must include his share of our income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in his taxable income for his taxable year his share of more than twelve months of our income, gain, loss and deduction. Please read "—Disposition of Depositary Receipts—Allocations Between Transferors and Transferees."

  Tax Basis, Depreciation and Amortization

        The tax basis of our tangible assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a Depositary Receipt Holder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in us. Please read "—Tax Consequences of Depositary Receipt Ownership—Allocation of Income, Gain, Loss and Deduction" and "—Disposition of Depositary Receipts—Recognition of Gain or Loss."

        The costs incurred (called "syndication expenses") in issuing the Rights and issuing our Depositary Receipts pursuant to this Rights Offering must be capitalized and cannot be deducted currently, ratably, or upon our termination. There are uncertainties regarding the classification of certain costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us.

  Tax Consequences of Processing and Marketing Corporation

        If we decide to acquire or construct a processing facility and if the Partnership pursues its plans to develop a branded market stategy and markets and sells macadamia nuts and macadamia nut products

(see "Use of Procceds—Vertical Integration—Processing Alternatives—Acquisition or Construction of a Processing Facility" and "Use of Proceeds—Vertical Integration—Marketing Strategy"), we intend that these operations will be conducted through the Corporate Subsidiary, which will be a separate, taxable corporation so that we will not be considered to be engaging in a substantial new line of business that would terminate our status as an Electing 1987 Partnership. See "Material U.S. Federal Income Tax Consequences—Publicly Traded Partnerships." Our transactions with the Corporate Subsidiary may be subject to federal, state or local taxes and any income or gain that the we derive from those transactions will be included in our income or gain that flows through to the Depositary Receipt Holders. In addition, any distributions that we receive from the Corporate Subsidiary will be taxable dividends to the extent of the corporation's earnings and profits. Conversely, losses that we may incur as a result of transactions with the Corporate Subsidiary may be subject to deferral or disallowance. The Corporate Subsidiary will be subject to federal income tax on its income and may also be subject to state and local taxes. The maximum federal income tax rate that may be applicable at this time to the Corporate Subsidiary is 35% and the Corporate Subsidiary will not be entitled to a deduction for amounts distributed to us as dividends.

Disposition of Depositary Receipts

  Recognition of Gain or Loss

        Gain or loss will be recognized on a sale of Depositary Receipts equal to the difference between the amount realized and the Depositary Receipts holder's tax basis for the Depositary Receipts sold. A Depositary Receipts holder 's amount realized will be measured by the sum of the cash or the fair market value of other property received by him plus his share of our nonrecourse liabilities.

        Prior distributions from us in excess of cumulative net taxable income for a Unit that decreased a Depositary Receipts Holder's tax basis in that Unit will, in effect, become taxable income if the Depositary Receipt is sold at a price greater than the Depositary Receipts Holder's tax basis in that Depositary Receipt, even if the price received is less than his original cost.

        Except as noted below, gain or loss recognized by a Depositary Receipt Holder, other than a "dealer" in Depositary Receipts, on the sale or exchange of a Depositary Receipt will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of Depositary Receipts held for more than twelve months will generally be taxed at a maximum U.S. federal income tax rate of 15% through December 31, 2012 and 20% thereafter (absent new legislation extending or adjusting the current rate). However, a portion, which may be substantial, of this gain or loss will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to assets giving rise to depreciation recapture or other "unrealized receivables" or to "inventory items" we own. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of a Unit and may be recognized even if there is a net taxable loss realized on the sale of a Unit. Thus, a Depositary Receipt Holder may recognize both ordinary income and a capital loss upon a sale of Depositary Receipts. Net capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations.

        The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner's tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner's entire interest in the partnership. Regulations under Section 1223 of the Code allow a selling holder of Depositary Receipts who can identify Depositary Receipts transferred with an ascertainable holding period to elect to use the actual holding period of the Depositary Receipts transferred. Thus, according to the ruling discussed above, a holder of Depositary Receipts will be unable to select high or low basis Depositary Receipts to sell as would be the case with corporate stock, but, according to the Regulations, he may designate specific Depositary Receipts sold for purposes of determining the holding period of Depositary Receipts transferred. A holder of Depositary Receipts electing to use the actual holding period of Depositary Receipts transferred must consistently use that identification method for all subsequent sales or exchanges of Depositary Receipts. A holder of Depositary Receipts considering the purchase of additional Depositary Receipts or a sale of Depositary Receipts purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the Regulations.

        Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an "appreciated" partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

  •
  a short sale;

  •
  an offsetting notional principal contract; or

  •
  a futures or forward contract with respect to the partnership interest or substantially identical property.

        A holder of Depositary Receipts considering entering into or who has previously entered into any of these transactions with respect to a Depositary Receipt is urged to consult his tax advisor as to the possible consequences of such transactions.

  Allocations Between Transferors and Transferees

        In general, our taxable income and losses will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the Depositary Receipt Holders in proportion to the number of Depositary Receipts owned by each of them as of the opening of the applicable exchange on the first business day of the month, which we refer to in this prospectus as the "Allocation Date." However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among the Depositary Receipt Holders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a holder of Depositary Receipts transferring Depositary Receipts may be allocated income, gain, loss and deduction realized after the date of transfer. Although simplifying conventions are contemplated by Section 706 of the Code and most publicly traded partnerships use similar simplifying conventions, the use of this method may not be permitted under existing Regulations. The Department of Treasury has issued proposed Regulations that provide a safe harbor pursuant to which a publicly traded partnership may use a similar monthly simplifying convention to allocate tax items among transferor and transferee holders of Depositary Receipts, although such tax items must be prorated on a daily basis. Existing publicly traded partnerships are entitled to rely on these proposed Regulations; however, they are not binding on the IRS and are subject to change until final Regulations are issued. Accordingly, Tax Counsel is unable to opine on the validity of the Partnership's method of allocating income and deductions between transferor and transferee holders of Depositary Receipts. If this method is not allowed under the Regulations, or only applies to transfers of less than all of the holders of Depositary Receipts's interest, our taxable income or losses might be reallocated among the holders of Depositary Receipts. We are authorized to revise our method of allocation between transferor and transferee holders of Depositary Receipts, as well as holders of Depositary Receipts whose interests vary during a taxable year, to conform to a method permitted under future Regulations.

        A holder of Depositary Receipts who owns Depositary Receipts at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter but will not be entitled to receive that cash distribution.

  Notification Requirements

        A Depositary Receipt Holder who sells any of his Depositary Receipts is generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of Depositary Receipts who purchases Depositary Receipts from another holder of Depositary Receipts is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a purchase may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the U.S. and who effects the sale or exchange through a broker who will satisfy such requirements.

  Constructive Termination

        We will be considered to have been terminated for tax purposes if there are sales or exchanges which, in the aggregate, constitute 50% or more of the total interests in our capital and profits within a twelve-month period. For purposes of measuring whether the 50% threshold is reached, multiple sales of the same interest are counted only once. A constructive termination results in the closing of our taxable year for all holders of Depositary Receipts. In the case of a holder of Depositary Receipts reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may result in more than twelve months of our taxable income or loss being includable in his taxable income for the year of termination. A constructive termination occurring on a date other than December 31 will result in us filing two tax returns (and could result in holders of Depositary Receipts receiving two Schedules K-1) for one fiscal year and the cost of the preparation of these returns will be borne by all holders of Depositary Receipts. We would be required to make new tax elections after a termination, including a new election under Section 754 of the Code, and a termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination. The IRS has announced that it plans to issue guidance regarding the treatment of constructive terminations of publicly traded partnerships such as us. Any such guidance may change the application of the rules discussed above and may affect the tax treatment of a holder of Depositary Receipts.

Uniformity of Depositary Receipts

        Because we cannot match transferors and transferees of Depositary Receipts, we must maintain uniformity of the economic and tax characteristics of the Depositary Receipts to a purchaser of these Depositary Receipts. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from a literal application of Treasury Regulation Section 1.167(c)-1(a)(6) and Treasury Regulation Section 1.197-2(g)(3). Any non-uniformity could have a negative impact on the value of the Depositary Receipts. Please read "—Tax Consequences of Depositary Receipt Ownership—Section 754 Election."

        We depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property's unamortized Book-Tax Disparity, or treat that portion as nonamortizable, to the extent attributable to property the common basis of which is not amortizable, consistent with the regulations under Section 743 of the Code, even though that position may be inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets, and Treasury Regulation Section 1.197-2(g)(3). Please read "—Tax Consequences of Depositary Receipt Ownership—Section 754 Election." To the extent that the Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may adopt a depreciation and amortization position under which all purchasers acquiring Depositary Receipts in the same month would receive depreciation and amortization deductions, whether attributable to a common basis or Section 743(b) adjustment, based upon the same applicable methods and lives as if they had purchased a direct interest in our property. If this position is adopted, it may result in lower annual depreciation and amortization deductions than would otherwise be allowable to some holders of Depositary Receipts and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. This position will not be adopted if we determine that the loss of depreciation and amortization deductions will have a material adverse effect on the holders of Depositary Receipts. If we choose not to utilize this aggregate method, we may use any other reasonable depreciation and amortization method to preserve the uniformity of the intrinsic tax characteristics of any Depositary Receipts that would not have a material adverse effect on the holders of Depositary Receipts. The IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of Depositary Receipts might be affected, and the gain from the sale of Depositary Receipts might be increased without the benefit of additional deductions. Please read "—Disposition of Depositary Receipts—Recognition of Gain or Loss." Tax Counsel is unable to opine as to the validity of our use of these methods of amortization and depreciation.

Tax-Exempt Organizations and Other Investors

        Ownership of Depositary Receipts by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and may have substantially adverse tax consequences to them. If you are one of these persons, you should consult your tax advisor before investing in our Depositary Receipts, as this discussion does not address these unique issues.

Administrative Matters

  Information Returns and Audit Procedures

        We intend to furnish to each holder of Depositary Receipts, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed or opined on by Tax Counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each holder of Depositary Receipts's share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Code, Regulations or administrative interpretations of the IRS. Neither we nor Tax Counsel can assure prospective holders of Depositary Receipts that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the Depositary Receipts.

        The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each holder of Depositary Receipts to adjust a prior year's tax liability, and possibly may result in an audit of his return. Any audit of a holder of Depositary Receipts's return could result in adjustments not related to our returns as well as those related to our returns.

        Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Code requires that one partner be designated as the "Tax Matters Partner" for these purposes. Our partnership agreement names our general partner as our Tax Matters Partner.

        The Tax Matters Partner has made and will make some elections on our behalf and on behalf of holders of Depositary Receipts. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against holders of Depositary Receipts for items in our returns. The Tax Matters Partner may bind a holder of Depositary Receipts with less than a 1% profits interest in us to a settlement with the IRS unless that holder of Depositary Receipts elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the holders of Depositary Receipts are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any holder of Depositary Receipts having at least a 1% interest in profits or by any group of holders of Depositary Receipts having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each holder of Depositary Receipts with an interest in the outcome may participate.

        A holder of Depositary Receipts must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a holder of Depositary Receipts to substantial penalties.

  Nominee Reporting

        Persons who hold an interest in us as a nominee for another person are required to furnish to us:

  (a)
  the name, address and taxpayer identification number of the beneficial owner and the nominee;

  (b)
  whether the beneficial owner is:

  1.
  a person that is not a United States person;

  2.
  a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

  3.
  a tax-exempt entity;

  (c)
  the amount and description of Depositary Receipts held, acquired or transferred for the beneficial owner; and

  (d)
  specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

        Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and specific information on Depositary Receipts they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1,500,000 per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the Depositary Receipts with the information furnished to us.

Accuracy-Related Penalties

        An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.

        For individuals, a substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000. The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

  (1)
  for which there is, or was, "substantial authority"; or

  (2)
  as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the return.

        If any item of income, gain, loss or deduction included in the distributive shares of holders of Depositary Receipts might result in that kind of an "understatement" of income for which no "substantial authority" exists, we must disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for holders of Depositary Receipts to make adequate disclosure on their returns and to take other actions as may be appropriate to permit holders of Depositary Receipts to avoid liability for this penalty. More stringent rules apply to "tax shelters," which we do not believe includes us, or any of our investments, plans or arrangements.

        A substantial valuation misstatement exists if (i) the value of any property, or the tax basis of any property, claimed on a tax return is 150% or more of the amount determined to be the correct amount of the valuation or tax basis, (ii) the price for any property or services (or for the use of property) claimed on any such return with respect to any transaction between persons described in Code Section 482 is 200% or more (or 50% or less) of the amount determined under Section 482 to be the correct amount of such price or (iii) the net Code Section 482 transfer price adjustment for the taxable year exceeds the lesser of $5 million or 10% of the taxpayer's gross receipts. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for a corporation other than an S Corporation or a personal holding company). The penalty is increased to 40% in the event of a gross valuation misstatement.

        In addition, the 20% accuracy-related penalty also applies to any portion of an underpayment of tax that is attributable to transactions lacking economic substance. To the extent that such transactions are not disclosed, the penalty imposed is increased to 40%. There is no reasonable cause defense to the imposition of this penalty to such transactions.

  Reportable Transactions

        If we were to engage in a "reportable transaction," we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a "listed transaction" or that it produces certain kinds of losses for partnerships, individuals, S corporations, and trusts in excess of $2 million in any single year, or $4 million in any combination of 6 successive tax years. Our participation in a reportable transaction could increase the likelihood that our federal income tax information return (and possibly your tax return) would be audited by the IRS. Please read "—Information Returns and Audit Procedures."

        Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to the following provisions of the American Jobs Creation Act of 2004:

  •
  accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at "—Accuracy-Related Penalties";

  •
  for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability; and

  •
  in the case of a listed transaction, an extended statute of limitations.

We do not expect to engage in any "reportable transactions."

State, Local, Foreign and Other Tax Consequences

        In addition to federal income taxes, you likely will be subject to other taxes, such as state income taxes and estate or inheritance taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident. Although an analysis of those various taxes is not presented here, each prospective holder of Depositary Receipts should consider their potential impact on his investment in us. We currently own property or do business in the State of Hawaii which imposes a personal income tax on individuals, corporations and other entities. We may own property or do business in other jurisdictions in the future. Although you may not be required to file a return and pay taxes in some jurisdictions because your income from that jurisdiction falls below the filing and payment requirement, you will be required to file income tax returns and to pay income taxes in many of these jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a holder of Depositary Receipts who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular holder of Depositary Receipts' income tax liability to the jurisdiction, generally does not relieve a nonresident holder of Depositary Receipts from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to holders of Depositary Receipts for purposes of determining the amounts distributed by us. Please read "—Tax Consequences of Depositary Receipt Ownership—Entity-Level Collections." Based on current law and our estimate of our future operations, our general partner anticipates that any amounts required to be withheld will not be material.

        It is the responsibility of each holder of Depositary Receipts to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of his investment in us. Accordingly, each prospective holder of Depositary Receipts is urged to consult, and depend upon, his tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each holder of Depositary Receipts to file all state, local and foreign, as well as United States federal tax returns that may be required of him. Tax Counsel has not rendered an opinion on the state, local or foreign tax consequences of an investment in us.

OWNERSHIP OF DEPOSITARY RECEIPTS BY EMPLOYEE BENEFIT PLANS

        An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and restrictions imposed by Section 4975 of the Code. For these purposes the term "employee benefit plan" includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

  •
  whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

  •
  whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA;

  •
  whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment return; and

  •
  whether making such an investment will comply with the delegation of control and prohibited transaction provisions of ERISA, the Internal Revenue Code and any other applicable laws.

        The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

        Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans, and also IRAs that are not considered part of an employee benefit plan, from engaging in specified transactions involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code. In addition, the fiduciary of the ERISA plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Internal Revenue Code.

        In addition to considering whether the purchase of Depositary Receipts is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code. The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed "plan assets" under some circumstances. Under these regulations, an entity's assets would not be considered to be "plan assets" if, among other things:

  (a)
  the equity interests acquired by employee benefit plans are publicly offered securities—i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

  (b)
  the entity is an "operating company,"—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

  (c)
  there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above, IRAs and other employee benefit plans not subject to ERISA, including governmental plans.

        Our assets should not be considered "plan assets" under these regulations because it is expected that the investment will satisfy the requirements in (a), (b) and (c) above.

        In light of the serious penalties imposed on persons who engage in prohibited transactions or other violations, plan fiduciaries contemplating a purchase of Depositary Receipts should consult with their own counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

 LEGAL MATTERS

        The validity of the Depositary Receipts offered by this prospectus and certain other legal matters will be passed upon for us by Carlsmith Ball LLP.

EXPERTS

        Our consolidated financial statements as of December 31, 2011 and 2010 and for each of the years in the three-year period ended December 31, 2011 have been incorporated by reference in this prospectus in reliance upon the report of Accuity LLP, registered independent public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        The Partnership is subject to the informational requirements of the Exchange Act and files with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. registered company. You may read and copy any document we file at the SEC's public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at www.sec.gov or our website at www.mlmacadamia.com. Written requests for copies of the documents we file with the SEC should be directed to: Wayne W. Roumagoux, Chief Financial Officer of the Managing Partner of ML Macadamia Orchards, L.P., 26-238 Hawaii Belt Road, Hilo, Hawaii 96720.

    , 2012

Depositary Receipts Representing Up to 7,500,000 Class A Units
Issuable upon the Exercise of Subscription Rights at $            Per Depositary Receipt

PROSPECTUS

        We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the Partnership have not changed since the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution*

Securities and Exchange Commission Registration Fee	$2,500
Subscription Agent Fees and Expenses	$25,500
Information Agent Fees and Expenses	$8,000
Printing Expenses	$15,000
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$200,000

Miscellaneous Expenses	$7,000
Total	$268,000

*
All expenses are estimates

Item 14.    Indemnification of Directors and Officers

        The Partnership Agreement provides that the Partnership will indemnify the Managing Partner and any other general partner and their directors, officers and employees (individually, an "Indemnitee") to the extent permitted by law from and against any and all losses, claims, damages, liabilities, joint and several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all threatened, pending or completed claims, costs, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which such person may be a party, or threatened to be made a party, by reason of its or his status as a general partner or its or his management of the affairs of the Partnership, or which relates to the Partnership, its property, business or affairs, whether or not such person continues to be a general partner or a director, officer or employee of a general partner at the time any such liability or expense is paid or incurred. Indemnification is required to be made if (i) such person acted in good faith and in a manner it or he reasonably believed to be in, or not opposed to, the best interest of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe and did not believe its or his conduct was unlawful and (ii) such person's conduct did not constitute gross negligence or willful or wanton misconduct. The termination of a legal proceeding adverse to the indemnified person does not create a presumption that the indemnified person failed to meet this standard of conduct. Any indemnification under these provisions will be limited to the assets of the Partnership. The Partnership Agreement also provides that the Partnership will pay expenses (including legal fees) incurred by an indemnified party in defeating any proceeding in advance of final disposition of such proceeding, provided the indemnified party agreed to repay the amount advanced if a court ultimately determines that the indemnified party is not entitled to indemnification from the Partnership. The Partnership is authorized to purchase insurance against liabilities asserted against and expenses incurred by such persons in connection with Partnership activities, whether or not the Partnership would have the power to indemnify the person against such liabilities under the provisions of the Partnership Agreement.

        The indemnification provided by the Partnership Agreement is in addition to indemnification rights which an Indemnitee may have under applicable law, agreement, vote of the partners or otherwise, and such indemnification shall continue as to an Indemnitee who has ceased to serve as a general partner or a director, officer or employee of a general partner and shall inure to the benefit of the heirs, executors and administrators of such Indemnitee.

Item 16.    Exhibits

        The exhibits and financial statement schedules filed as part of this registration statement are as follows:

        (a)   List of Exhibits

        See the Exhibit Index filed as part of this registration statement.

        (b)   Financial Statement Schedules

        No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.    Undertakings

        The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  (5)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (6)
  For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to rule 424(b)(1), or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (7)
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Hilo, Hawaii, on this 4th day of April, 2012.

ML MACADAMIA ORCHARDS, L.P. (Registrant)
	By:	ML RESOURCES, INC.
(Managing General Partner)
		By:	/s/ DENNIS J. SIMONIS Dennis J. Simonis Principal Executive Officer
		By:	/s/ WAYNE W. ROUMAGOUX Wayne W. Roumagoux Chief Financial Officer Principal Accounting Officer

        Each of the undersigned hereby appoints each of Dennis J. Simonis and Wayne W. Roumagoux as attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this registration statement, any other registration statements and exhibits thereto that is the subject of this registration statement filed pursuant to Rule 462 under such Act, and any and all applications, instruments and other documents to be filed with the U.S. Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated and on the date indicated.

ML RESOURCES, INC.

Signature	Title	Date

/s/ DENNIS J. SIMONIS Dennis J. Simonis	President and Chief Executive Officer Principal Executive Officer Director	April 4, 2012
/s/ WAYNE W. ROUMAGOUX Wayne W. Roumagoux	Chief Financial Officer Principal Accounting Officer	April 4, 2012

Signature	Title	Date

/s/ JOHN KAI John Kai	Director	April 4, 2012
/s/ JAMES S. KENDRICK James S. Kendrick	Director	April 4, 2012
/s/ E. ALAN KENNETT E. Alan Kennett	Director	April 4, 2012
/s/ JEFFREY M. KISSEL Jeffrey M. Kissel	Director	April 4, 2012
/s/ BRADFORD C. NELSON Bradford C. Nelson	Director	April 4, 2012
/s/ SCOTT C. WALLACE Scott C. Wallace	Director	April 4, 2012

EXHIBIT INDEX

[To be conformed to 10-K]

Exhibit Number	Description
3.1	Amended and Restated Agreement of Limited Partnership of ML Macadamia Orchards, L.P., dated March 10, 2008.(a)
3.2	Form of Class A Certificate of Limited Partnership as filed with the Secretary of State of Delaware.(b)
3.3	Certificate of Limited Partnership of Registrant as filed with the Secretary of State of Delaware.(b)
4.1	Form of Rights Certificate*
4.4	Subscription Agent Agreement dated [ ], 2012 between Registrant and American Stock Transfer & Trust Company, LLC**
5.1	Opinion of Carlsmith Ball LLP regarding legality**
8.1	Opinion of Carlsmith Ball LLP regarding tax matters**
10.5	Lease between the Trustees of the Estate of Bernice Pauahi Bishop ("Trustees of the Bishop Estate") and Mauna Loa.(b)
10.9	Farming Lease between KACI and MLO dated as of July 1, 1989.(c)
10.11	Farming Lease between MKACI and MLO dated as of July 1, 1989.(c)
10.13	Cash Flow Warranty Agreement among KACI, MKACI and Registrant dated as of July 1, 1989.(c)
10.22	Assignment of Partial Interest in Lease No. 15,020 and consent from MLO to Registrant.(c)
10.23	Assignment of Partial Interest in Lease No. 16,859 and consent from MLO to Registrant.(c)
10.24	Assignment of Partial Interest in Lease No. 20,397 and consent from MLO to Registrant.(c)
10.25	Assignment of Lease from MLO to Registrant relating to Lease from the Trustees of the Bishop Estate.(c)
10.27	Lease from the Trustees of the Bishop Estate to MLO.(c)
10.28	Lease No. 15,020 from the Trustees of the Bishop Estate to MLO.(c)
10.29	Form of Amendments to Lease No. 15,020 from the Trustees of the Bishop Estate.(c)
10.30	Lease No. 16,859 from the Trustees of the Bishop Estate to the Hawaiian Agricultural Company (a predecessor of KACI).(c)
10.31	Form of Amendments to Lease No. 16,859 from the Trustees of the Bishop Estate.(c)
10.32	Lease No. 20,397 from the Trustees of the Bishop Estate to CBCL.(c)
10.33	Form of Amendments to Lease No. 20,397 from the Trustees of the Bishop Estate to CBCL.(c)
10.35	Lease from the Trustees of the Bishop Estate to Mauna Loa.(c)
10.38	Co-ownership and Partition Agreement between KACI and MLO relating to Lease Nos. 15,020 and 16,859.(c)
10.47	Restated Kaiwiki Orchards Farming lease between Registrant and MKACI dated February 26, 1997.(d)

Exhibit Number	Description
10.48	Credit Agreement between Registrant and Pacific Coast Farm Credit Services, PCA dated May 1, 2000(e)
10.49	Security Agreement between Registrant and Pacific Coast Farm Credit Services, PCA dated May 1, 2000(e)
10.57	Macadamia Nut Purchase Contract between Mauna Loa Macadamia Nut Corporation and the Partnership dated June 1, 2006 effective January 1, 2006.(f)
10.61	Fourth Amendment and Restated Credit Agreement dated March 14, 2008.(g)
10.62	Fifth Amendment to Amended Restated Credit Agreement dated April 25, 2008.(h)
10.62	Second Amended and Restated Credit Agreement dated July 8, 2008.(i)
10.63	Addendum to Mauna Loa Macadamia Nut Purchase Agreement dated July 9, 2008.(i)
10.65	Addendum to Mauna Loa Macadamia Nut Purchase Agreement dated March 23, 2009.(j)
10.66	Commitment Letter to extend Revolving Line of Credit Maturity Date dated March 25, 2009.(j)
10.67	First Amendment to Revolving Loan Promissory Note dated June 30, 2009.(k)
10.68	Term Loan Promissory Note dated June 30, 2009.(k)
10.69	Third Amended and Restated Credit Agreement dated June 30, 2009.(k)
10.70	Third Supplemental Security Agreement dated June 30, 2009.(k)
10.71	Addendum to Mauna Loa Macadamia Nut Purchase Agreement dated December 22, 2009.(l)
10.72	Commitment Letter dated March 5, 2010 to extend Revolving Line of Credit Maturity.(m)
10.73	Asset Purchase Agreement by and between ML Macadamia Orchards, L.P. and IASCO dated June 18, 2010.(n)
10.74	Second Amendment to Revolving Loan Promissory Note entered into on June 28, 2010 effective on June 29, 2010.(o)
10.75	Third Amendment to Revolving Loan Promissory Note entered into on July 23, 2010 effective on July 15, 2010.(p)
10.76	Fourth Amendment to Revolving Loan Promissory Note entered into on July 15, 2010.(q)
10.77	Term Loan Promissory Note dated July 15, 2010.(q)
10.78	Fourth Amended and Restated Credit Agreement dated July 15, 2010.(q)
10.79	Fourth Supplemental Security Agreement dated July 15, 2010.(q)
10.80	Macadamia Nut Purchase Agreement "A" between Mauna Loa Macadamia Nut Corporation and ML Macadamia Orchards, L.P., signed on January 31, 2011.(r)
10.81	Macadamia Nut Purchase Agreement "B" between Mauna Loa Macadamia Nut Corporation and ML Macadamia Orchards, L.P., signed on January 31, 2011.(r)
10.82	Macadamia Nut Purchase Agreement "C" between Mauna Loa Macadamia Nut Corporation and ML Macadamia Orchards, L.P., signed on January 31, 2011.(r)
10.83	Employment Agreements dated October 27, 2009 with Messrs Dennis Simonis, Wayne Roumagoux and Randolph Cabral.(s)
10.84	First Amendment to Fourth Amended and Restated Credit Agreement dated March 7, 2011(s)

Exhibit Number	Description
10.85	Agricultural License Agreement, dated September 12, 1979 with Mauna Loa Macadamia Nut Corporation (IASCO Orchards).(t)
10.86	Agricultural Lease Agreement, dated September 12, 1979 with Mauna Loa Macadamia Nut Corporation (IASCO Orchards).(t)
10.87	Agricultural Lease Agreement, dated September 21, 1981 with Mauna Loa Macadamia Nut Corporation (IASCO Orchards).(t)
10.88	Employment Offer Letter dated December 6, 2011 with Mr. Scott Wallace.(u)
10.89	Supply Agreement dated January 15, 2010 with Western Export Services, Inc.(u)
10.90	Amended and Restated Supply Agreement dated March 22, 2012 with Western Export Services, Inc.(u)
11.1	Statement re: Computation of Nett Income per Class A Unit.(u)
23	Consent of Independent Registered Public Accounting Firm*
99.1	Form of Instructions as to Use of ML Macadamia Orchards, L.P. Rights Certificate*
99.2	Form of Letter to Registered Holders of Units*
99.3	Form of Letter to Brokers and Other Nominee Holders*
99.4	Form of Letter to Clients*
99.5	Form of Beneficial Owner Election Form*
99.6	Form of Nominee Holder Certification*
99.7	Form of Notice to Guaranteed Delivery*
99.8	Form of Notice of Tax Information*

*
Filed herewith

**
To be filed by amendment

(a)
Incorporated by reference to Exhibit 10.60 filed as an Exhibit to Registrant's Form 8-K, Commission file No. 001-09145, filed March 17, 2008.

(b)
Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Registration Statement under the Securities Act on Form S-1, Registration Statement No. 33-4903, filed June 5, 1986.

(c)
Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Registration Statement under the Securities Act on Form S-1, Registration Statement No. 33-30659, filed October 20, 1989.

(d)
Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Registration Statement under the Securities Act on Form S-4, Registration Statement No. 333-46271, filed February 13, 1998.

(e)
Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Form 8-K, Commission file No. 001-09145, filed May 8, 2000.

(f)
Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Form 8-K, Commission file No. 001-09145, filed June 5, 2006.

(g)
Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Form 8-K, Commission file No. 001-09145, filed March 20, 2008.

(h)
Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Form 8-K, Commission file No. 001-09145, filed May 5, 2008.

(i)
Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Form 8-K, Commission file No. 001-09145, filed July 14, 2008.

(j)
Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Form 8-K, Commission file No. 001-09145, filed March 30, 2009.

(k)
Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Form 8-K, Commission file No. 001-09145, filed July 10, 2009.

(l)
Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Form 8-K, Commission file No. 001-09145, filed December 24, 2009.

(m)
Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Form 8-K, Commission file No. 001-09145, filed March 17, 2010.

(n)
Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Form 8-K, Commission file No. 001-09145, filed June 28, 2010.

(o)
Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Form 8-K, Commission file No. 001-09145, filed July 1, 2010.

(p)
Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Form 8-K, Commission file No. 001-09145, filed July 29, 2010.

(q)
Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Form 8-K, Commission file No. 001-09145, filed August 11, 2010.

(r)
Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Form 8-K, Commission file No. 001-09145, filed February 3, 2011.

(s)
Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Form 10-K, Commission file No. 001-09145, filed March 16, 2011.

(t)
Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Form 10-Q, Commission file No. 001-09145, filed November 9, 2011.

(u)
Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Form 10-K, Commission file No. 001-09145, filed March 28, 2012.